Filed Pursuant to Rule 424(b)(3)

Registration No. 333-274931

Prospectus Supplement No. 10

(To Prospectus Dated December 28, 2023)

ESTRELLA IMMUNOPHARMA, INC.

3,829,338 Shares of Common Stock

Up to 7,036,726 Shares of Common Stock

Up to 2,215,000 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus supplement no. 10 and the prospectus, dated December 28, 2023 (as supplemented by prospectus supplement no. 1, dated February 12, 2024, prospectus supplement no. 2, dated February 15, 2024, prospectus supplement no. 3, dated March 7, 2024, prospectus supplement no. 4, dated March 8, 2024, prospectus supplement no. 5, dated May 15, 2024, prospectus supplement no. 6, dated July 2, 2024, prospectus supplement no. 7, dated August 6, 2024, prospectus supplement no. 8, dated August 21, 2024, and prospectus supplement no. 9, dated October 1, 2024, the “Prospectus”), which form a part of our registration statement on Form S-1 (No. 333-274931), relate to the resale from time to time of certain shares of common stock (“Common Stock”) of Estrella Immunopharma, Inc. (“we,” “us,” “our” the “Company” and “Estrella”). These shares include (a) 3,829,338 shares of Common Stock held by the Selling Stockholders as more fully described in the Prospectus, (b) up to 7,036,726 shares of Common Stock that may be issued and sold by us to White Lion Capital, LLC pursuant to a Common Stock Purchase Agreement, as more fully described in the Prospectus and (c) up to 2,215,000 shares of Common Stock issuable to the holders of redeemable warrants (“Warrants”) upon the exercise thereof at an exercise price of $11.50 per share, as more fully described in the Prospectus.

This prospectus supplement is being filed to update and supplement the information contained in the Prospectus with the information contained in (i) the amendment to our annual report on Form 10-K/A for the fiscal year ended June 30, 2024, filed by the Company on October 28, 2024, (ii) the current report on Form 8-K filed by the Company on November 7, 2024, (iii) the amendment to the current report on Form 8-K/A filed by the Company on November 7, 2024, and (iv) the quarterly report on Form 10-Q for the quarter ended September 30, 2024, filed by the Company on November 14, 2024. Accordingly, we have attached each of the foregoing filings to this prospectus supplement.

You should read this prospectus supplement in conjunction with the Prospectus, including any amendments or supplements thereto. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information provided by this prospectus supplement supersedes information contained in the Prospectus. This prospectus supplement is not complete without, and may not be delivered or used except in conjunction with, the Prospectus, including any amendments or supplements thereto.

Our Common Stock and Warrants are traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “ESLA” and “ESLAW,” respectively. On November 15, 2024, the closing price of our Common Stock on Nasdaq was $0.89 per share and the closing price of our Warrants on Nasdaq was $0.092 per Warrant.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 7 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 18, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K/A

(Amendment No. 1)

(Mark One)

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended June 30, 2024

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition Period from                  to

Commission File No. 001-40608

ESTRELLA IMMUNOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-1314502
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5858 Horton Street, Suite 370 Emeryville, California	94608
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 858-224-1000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ESLA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	ESLAW	The Nasdaq Stock Market LLC

Securities registered pursuant to section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “accelerated filer”, “large accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The aggregate market value of the voting and non-voting common equity held by non-affiliates of the Registrant, based on the closing price of $1.01 per share of the Registrant’s ordinary shares on the Nasdaq Stock Market LLC on July 1, 2024, was $40,271,957.

The number of outstanding shares of the registrant’s common stock outstanding as of September 20, 2024, was 36,190,896.

Auditor Name:	Auditor Location:	Auditor Firm ID:
Macias Gini & O’Connell LLP	Walnut Creek, CA	324

EXPLANATORY NOTE

Estrella Immunopharma, Inc. (“Estrella,” the “Company,” “we,” “our” or “us”) is filing this Amendment No. 1 on Form 10-K/A (this “Amendment”) to its Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (“Fiscal 2024”), as filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2024 (the “Original Form 10-K”).

The purpose of this Amendment is solely to disclose the information required in Part III (Items 10, 11, 12, 13 and 14) of Form 10-K, which information was previously omitted from the Original Form 10-K in reliance on General Instruction G(3) to Form 10-K. Accordingly, we hereby amend and restate in its entirety Part III of the Original Form 10-K.

In addition, pursuant to the rules of the SEC, Item 15 of Part IV has been amended and restated in its entirety to include the currently dated certifications of the Company’s principal executive officer and principal financial officer required under Section 302 of the Sarbanes-Oxley Act of 2002. Because no financial statements have been included in this Amendment and this Amendment does not contain or amend any disclosure with respect to Items 307 and 308 of Regulation S-K, paragraphs 3, 4 and 5 of the certifications have been omitted. In addition, this Amendment does not include the certificate under Section 906 of the Sarbanes-Oxley Act of 2002 as no financial statements are being filed with this Amendment.

Except as described above or as otherwise expressly provided by the terms of this Amendment, no other changes have been made to the Original Form 10-K. Except as otherwise indicated herein, this Amendment continues to speak as of the date of the Original Form 10-K, and we have not updated the disclosure contained therein to reflect any events that occurred subsequent to the filing date of the Original Form 10-K. This Amendment should be read in conjunction with the Original Form 10-K and with our filings with the SEC subsequent to the filing date of the Original Form 10-K.

Estrella Immunopharma, Inc.

Annual Report on Form 10-K

For the Year Ended June 30, 2024

i

PART III

Item 10. Directors, Executive Officers and Corporate Governance.

Management and Board of Directors

Our Board of Directors (“Board”) is comprised of six directors. In addition to the information set forth below regarding our directors and the skills that led our Board to conclude that these individuals should serve as directors, we also believe that all of our directors have a reputation for integrity, honesty and adherence to the highest ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and to their Board duties.

The following persons currently serve as Estrella’s executive officers and directors. For biographical information concerning the executive officers and directors, see below.

Name	Age	Position(s) Held
Executive Officers
Dr. Cheng Liu	56	Chief Executive Officer, President and Director
Peter Xu	52	Chief Financial Officer
Non-Employee Directors
Hong Zhang	54	Director and Chairperson of the Board
Dr. Marsha Roberts	53	Director
Fan Wu	49	Director
Janelle Wu	49	Director
Pei Xu	40	Director

Executive Officers

Cheng Liu, PhD, Chief Executive Officer and President

Dr. Liu serves as Estrella’s CEO and President. He is the Founder, President, and CEO of Eureka. Prior to founding Eureka, Dr. Liu was a Principal Scientist in antibody drug discovery at Chiron (now Novartis).

With over 20 years of experience in the field, he holds more than 500 patents and published patent applications of which over 100 patents have issued worldwide and has authored numerous peer-reviewed papers on cancer immunotherapy. He is the inventor of multiple first-in-class, clinical-stage cancer drugs against various tumor targets, including drugs targeting CSF1 for the treatment of bone metastasis, BCMA for multiple myeloma, and AFP and GPC3 for liver cancer. In 2007, he was awarded Special U.S. Congressional Recognition for his contributions to improving human health.

He is the editor of the book “Biosimilars of Monoclonal Antibodies: A Practical Guide to Manufacturing, Preclinical, and Clinical Development.” Dr. Liu received his B.S. in Cell Biology and Genetics from Peking University and a Ph.D. in Molecular Cell Biology from the University of California, Berkeley.

Dr. Liu is qualified to serve on Estrella Board because of his experience in the biopharmaceutical industry and his scientific background.

Peter Xu, Chief Financial Officer

Mr. Xu serves as Estrella’s Chief Financial Officer of Estrella. Mr. Xu has 15 years of investment and management experience in capital markets, energy markets, and the food & beverage industry.

Mr. Xu is the founder and CEO of TLC Gourmet Food International LLC, a role he has held since 2021. He is also the co-founder and CEO of Lake Crystal Energy LLC, which was formed in 2020. In 2017, Mr. Xu founded LI North Shore Invest LLC, where he invests and manages a portfolio of small businesses. Prior to 2017, he held various investment and management positions at Millennium Partners, Barclays Capital, and Lehman Brothers. Mr. Xu earned a MS degree in Computer Science from Northeastern University in Boston.

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Board of Directors

Together with Dr. Liu, the following individuals comprise Estrella’s board of directors:

Hong Zhang, Director and Chairperson of the Board

Ms. Zhang was appointed as a director and chairperson by the Board. She is a highly accomplished executive with over 25 years of experience in financial and corporate strategy. Most recently, she served as Vice President at Incinta Medical Group Ltd., where she played a key role in establishing the company’s strong financial position and growth. Before that, Ms. Zhang simultaneously served as the Chairperson at Beijing Ocean Co-stone Capital Investment Management Company, and as Managing Director at Shenzhen Co-stone Venture Investment Management Company and oversaw fund management, risk control and investment. Earlier in her career, she held the position of Vice President at UOB Investment (China) Ltd., a private equity company. Ms. Zhang began her career in the legal division of Shandong High-Tech Investment Corporation Co. Ltd., a venture capital firm, working as a management counsel.

Ms. Zhang is qualified to serve on Estrella Board because of her extensive leadership, management and investment experiences.

Dr. Marsha Roberts, Director

Dr. Marsha Roberts is Chief of Staff/Associate Physician-In-Chief of Hospital Operations at Kaiser Walnut Creek Medical Center. She also serves as Vice President of the Board of Directors for the CAL Alumni Association (CAA) at the University of California, Berkeley. Dr. Roberts previously served on the Board of Directors for The Permanente Medical Group (TPMG) from 2021 to 2024. She also served as Chief of Radiology for the Diablo Service Area at Kaiser Permanente for 9 years. Dr. Roberts has over 20 years’ experience practicing medicine as a Board-certified Radiologist. Prior to working at Kaiser Permanente, Dr. Roberts was a partner at Bay Imaging Consultants, where she practiced Interventional and Diagnostic Radiology primarily at John Muir Medical Centers. Dr. Roberts earned her B.A. in Molecular Biology from the University of California, Berkeley. She went on to earn her medical degree from Yale University School of Medicine. Dr. Roberts completed her residency training in Diagnostic Radiology at the University of California, San Diego, where she was Chief Resident. She also completed a Fellowship in Interventional Radiology at the University of California, San Diego.

Dr. Roberts is qualified to serve on Estrella Board because of her extensive board leadership, management and medical experience.

Fan Wu, Director

Mr. Wu became a member of Estrella Board upon the Closing. Since 2021, Mr. Wu has served as the Chief Technology Officer of Column6, an advertising technology platform with a comprehensive set of inventory and monetization tools for connected television advertising. Prior to joining Column6, Mr. Wu served as the director of engineering at Acxiom from 2015 to 2021, where he most recently oversaw Real Identity, Acxiom’s flagship first party identity solution and winner of the 2020 MarTech Breakthrough Award. Mr. Wu holds a BS in Biochemistry from Nankai University and an MS in Computer Science from Northeastern University.

Mr. Wu is qualified to serve on Estrella Board because of his experiences in executive management, and technology.

Janelle Wu, Director

Ms. Wu became a member of Estrella Board upon the Closing. Since July 2022, Ms. Wu has served as the Chief Metaverse Officer of MetaWorld Entertainment, a “web3” company that provides content and user experience solutions. From 2017 to 2018, Ms. Wu was an advisor for U Space, a computer vision and machine learning startup. Ms. Wu served as the CEO and Co-Founder of FeiQuanQiu.com, an online international air-ticketing provider from 2014 to 2017, as CEO and Founder of Xlands.com, a virtual life social gaming platform from 2007 to 2012, and as Senior Vice President and Technical Director of Netease (NASDAQ: NTES) from 2000 to 2007. Ms. Wu received her degree in Computer Science & Applied Mathematics from The State University of New York at Albany.

Ms. Wu is qualified to serve on Estrella Board because of her early-stage company experience and technological background.

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Pei Xu, Director

Ms. Xu became a member of Estrella Board upon the Closing. Ms. Xu is the CFO of Zhongchao Inc. (Nasdaq: ZCMD), a provider of healthcare information, education, and training services to healthcare professionals and the public in China. Ms. Xu has also served as the CFO of Zhongchao Medical Technology (Shanghai) Co., Ltd. (“Zhongchao Shanghai”), Zhongchao Inc.’s Chinese affiliate, since January 2016. From September 2013 to January 2016, Ms. Xu served as the financial director of Zhongchao Shanghai. From September 2008 to August 2013, Ms. Xu worked for Otsuka (China) Investment Co., Ltd. as a financial director. Ms. Xu holds a bachelor degree in finance from Jiangxi University of Finance and Economics.

Ms. Xu is qualified to serve on Estrella Board because of her experience in financial management.

Scientific Advisory Board

Our scientific advisory board is comprised of passionate individuals with experience as physicians, and backgrounds in deep research and development, and regulatory knowledge in the fields of oncology, pharmacology, molecular biology, and T-cell cancer immunotherapy.

Our scientific advisory board advises us with respect to our technology strategy and to advise us on the research, development, and analysis of our technology. Each member of the scientific advisory board is a party to a Scientific Advisory Board Agreement (the “SAB Agreement”). The SAB Agreement outlines the scientific advisory board members’ agreements to devote such member’s reasonable best efforts to provide services to us, including attending scientific advisory board meetings, performing customary duties as a member, like meeting with our employees and consultants, reviewing goals set by management, advising on achieving such goals, providing advice with respect to our research and product development activities, and providing consulting services to us upon our request. We compensate each member of the scientific advisory board $20,000 per year for his or her services under the SAB Agreement. The SAB Agreement contains, among other covenants, customary non-disclosure, non-solicitation, confidentiality, and intellectual property protections. The SAB Agreement’s term is three years and may be terminated at any time upon 30 days’ written notice.

Together with Dr. Liu, the following individuals comprise our scientific advisory board:

Stephan Grupp, MD, PhD

Dr. Grupp is the Director of Cancer Immunotherapy Program and Medical Director of the Cell and Gene Therapy Laboratory at Children’s Hospital of Philadelphia (CHOP), and the Yetta Dietch Novotny Endowed Chair of Pediatric Oncology at CHOP and the Novotny Professor of Pediatrics the University of Pennsylvania. He is also the Section Chief of the Cellular Therapy and Transplant Section at CHOP.

Dr. Grupp completed pediatric residency at the Boston Children’s Hospital, followed by a fellowship in Pediatric Hematology/Oncology at the Dana Farber Cancer Institute and postdoctoral work in immunology at Harvard University. Dr. Grubb then served on the faculty at Harvard University until 1996, when he left to work at CHOP. His primary area of clinical research is the use of engineered cell therapies in high risk pediatric cancers. His primary area of clinical research is the use of CAR T and other engineered cell therapies in pediatric cancers and other life-threatening disorders such as sickle cell disease.

Dr. Grupp is a reviewer for several journals and the author of over 200 peer- reviewed journal articles, as well as numerous abstracts and book chapters. Dr. Grupp received his M.D. and Ph.D. in Immunology from the University of Cincinnati College of Medicine. He was elected to the National Academy of Medicine in 2019.

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W. Michael Kavanaugh, MD

Dr. Kavanaugh is the former Chief Scientific Officer and Head of Research and Non-Clinical Development of CytomX Therapeutics. He is a licensed physician, board-certified in internal medicine and cardiovascular disease and serves as Associate Clinical Professor of Medicine at the University of California, San Francisco and on the scientific advisory boards of several companies, including CytomX Therapeutics, Mantra Bio, Eureka, and Nitrase Therapeutics.

Prior to CytomX, Dr. Kavanaugh was Senior Vice President and Chief Scientific Officer of Five Prime Therapeutics. Before Five Prime, Dr. Kavanaugh served as the Vice President of Novartis Vaccines & Diagnostics, Inc. and Executive Director of Oncology Biologics in the Novartis Institutes of Biomedical Research. He joined Novartis as part of the company’s acquisition of the Chiron Corporation in 2006, where he held positions as Vice President and Head of Antibody and Protein Therapeutics Research.

Dr. Kavanaugh received his MD from Vanderbilt University and his bachelor’s degree in molecular biochemistry and biophysics from Yale University. He completed training in internal medicine, cardiovascular disease and molecular and cellular biology at the University of California, San Francisco and the Cardiovascular Research Institute in San Francisco.

David Scheinberg, MD, PhD

Dr. Scheinberg is currently Vincent Astor Chair and Chair of the Molecular Pharmacology and Chemistry Program at Sloan-Kettering Institute and Chair of the Experimental Therapeutics Center at Memorial Sloan Kettering Cancer Center.

He is also Professor of Medicine and Pharmacology and Co-chair of the Pharmacology graduate program at the Weill-Cornell University Medical College and Professor in the Gerstner-Sloan Kettering Graduate School. As a physician-scientist, Dr. Scheinberg specializes in the care of patients with leukemia. He investigates new therapeutic approaches to cancer, both in the hospital and in the laboratory.

The focus of his research is the discovery and development of novel, specific immunotherapeutic agents. Eight different therapeutic agents developed by Dr. Scheinberg’s laboratory have reached human clinical trials, which include the first humanized antibodies to treat acute leukemia, the first targeted alpha particle therapies and alpha generators, the first tumor specific fusion oncogene product vaccines, and antibodies to intracellular proteins.

Dr. Scheinberg has published more than 290 papers, chapters, or books in these fields. Dr. Scheinberg received his bachelor’s degree from Cornell University and his MD and PhD in pharmacology and experimental therapeutics from the Johns Hopkins University School of Medicine.

Randy Schekman, PhD

Dr. Schekman is a Professor of Cell Biology, Development and Physiology at the University of California, Berkeley, and an Investigator of the Howard Hughes Medical Institute. He was awarded the 2013 Nobel Prize for Physiology or Medicine for his work on cell membrane vesicle trafficking with James E. Rothman and Thomas C. Südhof.

The discoveries from the Schekman lab has enabled the production of one third of the world’s supply of recombinant human insulin and one hundred percent of the world’s supply of recombinant hepatitis B vaccines. Dr. Schekman studied the enzymology of DNA replication as a graduate student with Arthur Kornberg at Stanford University.

His current interest in cellular membranes developed during a postdoctoral period with S. J. Singer at the University of California, San Diego. At Berkeley, he developed a genetic and biochemical approach to the study of eukaryotic membrane traffic, and Schekman’s laboratory investigates the mechanism of membrane protein traffic in the secretory pathway in eukaryotic cells.

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In addition to Nobel Prize, Dr. Schekman has received numerous honors and awards, including the Lewis S. Rosenstiel Award in basic biomedical science, the Gairdner International Award, the Amgen Award of the Protein Society, the Albert Lasker Award in Basic Medical Research and the Louisa Gross Horwitz Prize of Columbia University. He is a member of the National Academy of Sciences, the National Academy of Medicine, the American Academy of Arts and Sciences, the American Philosophical Society, a Foreign Associate of the Accademia Nazionale dei Lincei, a Foreign Associate of the Royal Society of London and an Honorary Academician of the Academia Sinica. Dr. Schekman received his PhD from Stanford University and his undergraduate degree from UCLA.

Gianpietro Dotti, MD

Dr. Dotti is a research professor of microbiology and immunology at the University of North Carolina at Chapel Hill (UNC) and director of the Lineberger Comprehensive Cancer Center Immunotherapy Program at UNC. He specializes in hematology and immunology. Since 2000, he has used his background in science and medicine to explore the use of gene-modified T-cells to treat hematologic malignancies, including lymphoma, leukemia, and solid tumors. His focus is primarily T-cell therapy that redirects the antigen specificity of T-cells and strategies to overcome tumor inhibitory mechanisms.

Dr. Dotti received his medical degree from the University of Milan in Italy, with advanced clinical training and board certification in hematology from the University of Parma and completed a post-doctoral fellowship in Translational Research at the Center for Cell and Gene Therapy from Baylor College of Medicine in Houston, Texas.

Family Relationships

There are no family relationships among any of Estrella’s executive officers or directors.

Other Roles Held by Management

Members of Estrella’s management team currently hold, and may hold in the future, positions with other companies while serving on Estrella’s management team. Dr. Liu currently serves as Estrella’s CEO and as the CEO of Eureka. As a result, Dr. Liu devotes less than full time to the operation of Estrella’s business. Pursuant to his employment agreement, Dr. Liu is expected to fulfill his duties as Estrella’s CEO, but is not required to provide a specific number of hours to Estrella’s business per week or per month.

Composition of the Estrella Board of Directors

The Board manages the business and affairs of Estrella, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees. The Board consists of six members, four of whom were designated by Estrella, one of whom was designated by UPTD, and one of whom was appointed by the Board. The primary responsibilities of the Estrella Board are to provide risk oversight and strategic guidance to Estrella and to counsel and direct Estrella’s management. The Board will meet on a regular basis and will convene additional meetings, as required.

Consideration of Director Nominees

General. In evaluating nominees for membership on our Board, our Nominating and Corporate Governance Committee applies the Board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the Nominating and Corporate Governance Committee takes into account many factors, including an individual’s business experience and skills (including skills in core areas such as operations, management, technology, relevant industry knowledge (e.g., research tools, contract research services, therapeutics, drug discovery, reimbursement, medical/surgical), accounting and finance, regulatory matters and clinical trials, leadership, strategic planning and international markets), independence, judgment, professional reputation, integrity and ability to represent the best interests of the Company and its stockholders. In addition, the Nominating and Corporate Governance Committee will consider the ability of the nominee to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Board does not have a formal policy with respect to diversity of nominees. Rather, our Nominating and Corporate Governance Committee considers these Board membership criteria as a whole and seeks to achieve diversity of occupational and personal backgrounds on the Board. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

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Our Nominating and Corporate Governance Committee regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or other reasons. In the event that vacancies are anticipated, or otherwise arise, the Committee will consider various potential nominees who may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. Each potential nominee brought to the attention of the Committee, regardless of who recommended such potential nominee, is considered on the basis of the criteria set forth in our Corporate Governance Guidelines.

Stockholder Nominees. The Nominating and Corporate Governance Committee will review candidates for director recommended by stockholders who satisfy the notice, information and consent provisions set forth in our Bylaws and Rule 14a-19 of the Exchange Act (“Rule 14a-19”). The Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. A stockholder wishing to formally nominate an individual for election to the Board must do so by following the procedures described in the Bylaws and Rule 14a-19.

Board of Directors Meetings

During the year ended June 30, 2024, our board met 2 times, including videoconference meetings, the audit committee met 1 time, the compensation committee met 0 times and the nominating and corporate governance committee met 0 times. All directors attended 100% of the aggregate number of meetings of the board and all of the audit committee members attended 100% of the audit committee meetings.

Director Independence

As a result of its common stock continuing to be listed on Nasdaq following consummation of the Business Combination, Estrella adheres to the rules of Nasdaq in determining whether a director is independent. The Board has consulted with its counsel to ensure that the Board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards generally define an “independent director” as a person who is not an executive officer or employee, or who does not have a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The parties have determined that Dr. Marsha Roberts, Fan Wu, Janelle Wu, and Pei Xu are considered independent directors of Estrella. Estrella’s independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

Overview

The policies of Estrella with respect to the compensation of its executive officers are administered by Estrella’s board in consultation with its compensation committee. The compensation decisions regarding Estrella’s executives are based on Estrella’s need to retain those individuals who continue to perform at or above Estrella’s expectations and to attract individuals with the skills necessary for Estrella to achieve its business plan. Estrella intends to be competitive with other similarly situated companies in its industry.

Estrella believes that performance-based and equity-based compensation can be an important component of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives.

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Estrella’s executive officers receive a combination of cash and equity compensation. Estrella’s compensation committee is charged with performing an annual review of Estrella’s executive officers’ cash and equity compensation to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies. In addition to the guidance provided by its nomination and compensation committees, Estrella may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases or use of a third-party compensation consultant.

Estrella’s non-employee directors are currently entitled to receive $20,000 in annual compensation for services rendered to Estrella.

Estrella 2022 Incentive Plan

Estrella’s board of directors adopted, and Estrella’s stockholders approved, the 2022 Equity Incentive Plan (the “2022 Plan”) on May 27, 2022 and will automatically terminate on the day before the 10th anniversary of the earlier of the board of directors’ or stockholders’ plan adoption date. As of June 30, 2024, under the 2022 Plan, there were no options to purchase Estrella common stock outstanding (as all options have been early exercised), and no shares of Estrella common stock remained available for future issuance.

Awards. The 2022 Plan provides for the grant of stock options, share appreciation rights (“SARs”), restricted shares (“Restricted Shares”), restricted share units (“RSUs”), and other share awards to directors, employees, and consultants of Estrella.

Plan Administration. Estrella’s board of directors administers and interprets the provisions of the 2022 Plan. Estrella’s board of directors may delegate any or all its powers under the 2022 Plan to a committee appointed by Estrella’s board of directors (to the extent permitted under applicable law and regulations), except that Estrella’s board of directors retains control to amend or terminate the plan and to determine share issuances pursuant to the terms of the 2022 Plan. Under the 2022 Plan, Estrella’s board of directors (or a committee delegated by Estrella’s board of directors) has the authority to construe terms of awards granted under the 2022 Plan and to, among other things, prescribe, amend, and rescind rules and regulations relating to the 2022 Plan, suspend or terminate the 2022 Plan, determine the terms and provisions of awards granted under the 2022 Plan, and to make all other determinations in the judgment of the Estrella board of directors necessary or desirable for the administration of the 2022 Plan.

Stock Options and Stock Appreciation Rights. All stock options and SARs are granted with an exercise price per share that is no less than the fair market value (as defined under the 2022 Plan) of Common Stock on the date of grant of such award, unless granted pursuant to an assumption of or substitution for another stock option or SAR pursuant to a certain transactions and in a manner consistent with the provisions of Section 409A of the Code and other applicable law.

Restricted Shares and RSUs. The terms and conditions of Restricted Share Award Agreements and RSU Award Agreements may change from time to time, and the terms and conditions of separate Restricted Share Award Agreements and RSU Award Agreements need not be identical. Each Restricted Share Award Agreement or RSU Award Agreement will conform to (through incorporation of the provisions of the 2022 Plan by reference in the agreement or otherwise) certain customary provisions, including that Restricted Shares and RSUs may be awarded for past services to Estrella, subject to forfeiture in certain circumstances, transferable only under certain conditions, and provisions relating to dividends.

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Changes to Capital Structure. If, through or as a result of Estrella’s merger, consolidation, sale of all or substantially all of Estrella’s assets, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Estrella common stock are increased, decreased, or exchanged for a different number or kind of shares or other securities of Estrella, or (ii) additional shares or new or different or other securities of Estrella or other noncash assets are distributed with respect to such shares of Estrella common stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the 2022 Plan, (y) the number and kind of shares or other securities subject to any then outstanding stock options, and (z) the price for each share or other security subject to any then outstanding stock options, so that upon exercise of such stock options, in lieu of the share of Estrella common stock for which such options were then exercisable, the relevant optionee shall be entitled to receive, for the same aggregate consideration, the same total number and kind of shares or other securities, cash or property that the owner of an equal number of outstanding shares of Estrella common stock immediately prior to the event requiring adjustment would own as a result of the event.

Corporate Transactions. If Estrella is merged with or into or consolidated with another entity under circumstances where Estrella stockholders immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of Estrella or the surviving or resulting company, as the case may be, or if shares representing fifty percent (50%) or more of the voting power of Estrella are transferred to an unrelated third party, as hereinafter defined, or if Estrella is liquidated, or sells or otherwise disposes of all or substantially all of its assets (each such transaction is referred to as a “change in control transaction”), Estrella’s board of directors, or the board of directors of any company assuming the obligations of Estrella, may, in its discretion, take any one or more of the following actions, as to some or all outstanding stock options or restricted stock awards (and need not take the same action as to each such option or restricted stock award): (i) provide that such stock options shall be assumed, or equivalent stock options will be substituted, by the acquiring or succeeding company (or an affiliate thereof), (ii) arrange for the assignment of any repurchase rights held by Estrella to the surviving company, (iii) accelerate the vesting, in whole or in part, of an Award to a date prior to the effective time of such change in control transaction, (iv) arrange for the lapse, in whole or in part, of any repurchase rights held by Estrella with respect to an Award, (v) cancel or arrange for the cancellation of Awards, to the extent not vested or not exercised prior to the effective time of the change in control transaction, in exchange for such cash consideration, if any, as the Estrella board of directors, in its sole discretion, may consider appropriate, or (vi) make a payment, in such form as determined by the Estrella board of directors, equal to the excess, if any, of (A) the value of the property the holder of the Award would have received upon the exercise of the Award immediately prior to the effective time of the change in control transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the Award is equal to or less than the exercise price.

Committees of the Board of Directors

Estrella has an audit committee, a compensation committee, and a nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. Copies of each board committee’s charter are posted on Estrella’s website. Estrella’s website and the information contained on, or that can be accessed through, such website is not deemed to be incorporated by reference in, and are not considered part of, this Annual Report. The composition and responsibilities of each of the committees of the Board are described below. Members serve on these committees until their resignation or until otherwise determined by the Estrella Board.

Audit Committee

Estrella’s audit committee consists of Pei Xu, Fan Wu and Dr. Marsha Roberts. The parties have determined that each member of the audit committee satisfies the independence requirements under the Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. The chair of the audit committee is Pei Xu. The parties have determined that Pei Xu is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable listing standards. In arriving at these determinations, the parties have examined each audit committee member’s scope of experience and the nature of his or her employment. The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to corporate accounting and financial reporting processes, systems of internal control, and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the audit committee include:

●	helping the Board oversee the corporate accounting and financial reporting processes;

●	managing and/or assessing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit Estrella’s consolidated financial statements;

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●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, Estrella’s interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing related party transactions;

●	reviewing Estrella’s policies on risk assessment and risk management;

●	reviewing, with the independent registered public accounting firm, Estrella’s internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues; and

●	pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Estrella’s audit committee operates under a written charter that satisfies the applicable Nasdaq Listing Rules.

Compensation Committee

Estrella’s compensation committee consists of Dr. Marsha Roberts, Fan Wu and Janelle Wu. The chair of the compensation committee is Janelle Wu. The parties have determined that each member of the compensation committee satisfies the independence requirements under the Nasdaq Listing Rules, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The primary purpose of Estrella’s compensation committee is to discharge the responsibilities of the Board in overseeing Estrella’s compensation policies, plans, and programs and to review and determine the compensation to be paid to Estrella’s executive officers, directors, and other senior management, as appropriate. Specific responsibilities of the compensation committee include:

●	reviewing and recommending to the Board the compensation of executive officers;

●	reviewing and recommending to the Board the compensation of directors;

●	administering Estrella’s equity incentive plans and other benefit programs;

●	reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for Estrella’s executive officers and other senior management; and

●	reviewing and establishing general policies relating to compensation and benefits of Estrella’s employees, including Estrella’s overall compensation philosophy.

Estrella’s compensation committee operates under a written charter that satisfies the applicable Nasdaq Listing Rules.

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Nominating and Corporate Governance Committee

Estrella’s nominating and corporate governance committee consists of Dr. Marsha Roberts, Fan Wu and Janelle Wu. The chair of the nominating and corporate governance committee is Dr. Marsha Roberts. The parties have determined that each member of the nominating and corporate governance committee satisfies the independence requirements under the Nasdaq Listing Rules.

Specific responsibilities of Estrella’s nominating and corporate governance committee include:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

●	considering and making recommendations to the Board regarding the composition and chairpersonship of the Estrella Board and committees of the Board;

●	reviewing developments in corporate governance practices;

●	developing and making recommendations to the Board regarding corporate governance guidelines and matters; and

●	overseeing periodic evaluations of the Board performance, including committees of the Estrella Board.

Estrella’s nominating and corporate governance committee operates under a written charter that satisfies the applicable Nasdaq Listing Rules.

Code of Business Conduct and Ethics

Estrella adopted a code of business conduct and ethics, or the Code of Conduct, that applies to all directors, officers, and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Conduct for Estrella applies to all directors, officers, and employees of Estrella and is available on Estrella’s website at www.estrellabio.com. In addition, Estrella intends to post on its website all disclosures that are required by law or the Nasdaq Listing Rules concerning any amendments to, or waivers from, any provision of the Code of Conduct. The reference to Estrella’s website address does not constitute incorporation by reference of the information contained at or available through the website, and you should not consider it to be a part of this Annual Report.

Compensation Committee Interlocks and Insider Participation

None of the members or intended members of the compensation committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last calendar year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Corporate Governance Guidelines

Our board of directors adopted corporate governance guidelines in accordance with the corporate governance rules of Nasdaq that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chair of the board, principal executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is posted on our website.

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Delinquent Section 16(a) Reports

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our officers, directors, and beneficial owners of more than 10% of our equity securities to timely file certain reports regarding ownership of and transactions in our securities with the Securities and Exchange Commission. Copies of the required filings must also be furnished to us. Section 16(a) compliance was required during the fiscal year ended June 30, 2024. To our knowledge, during the fiscal year ended June 30, 2024, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Item 11. Executive Compensation.

Introduction

As an emerging growth company, Estrella has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. This section discusses the material components of the executive compensation program for Estrella’s named executive officers (“NEOs”) for the fiscal year ended June 30, 2024, including its Chief Executive Officer Dr. Cheng Liu, Chief Financial Officer Peter Xu, and former Chief Operating Officer Vicky Yang. These NEOs were the only Estrella’s executive officers serving in the fiscal year ended June 30, 2024 with compensation in excess of $100,000.

This discussion may contain forward-looking statements that are based on current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that Estrella adopts could vary significantly from historical practices and currently planned programs summarized in this discussion.

Estrella Executive Compensation Program

The objective of Estrella’s compensation program is to provide a total compensation package to its executives, including its NEOs, that will enable Estrella to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our shareholders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward our executives for performance. The board of directors of Estrella has historically determined the compensation for Mr. Liu and Mr. Xu.

The compensation program for Dr. Liu for the fiscal year ended June 30, 2024 consisted of base salary and a discretionary cash bonus, as described below.

●	Base Salary. Dr. Liu is paid a base salary commensurate with his skill set, experience, performance, role and responsibilities. For the fiscal year ended June 30, 2024, Dr. Liu’s annual salary was $250,000.

●	Short-Term Cash Incentives. For the fiscal year ended June 30, 2024, Estrella did not pay Dr. Liu a discretionary cash bonus. During the fiscal year ended June 30, 2024, Estrella did not grant any short-term cash bonuses to Dr. Liu pursuant to any non-equity incentive plan. Under the amended offer letter between Estrella and Dr. Liu, Estrella paid Dr. Liu a one-time cash bonus of $180,000 in recognition for services rendered, within 90 days of September 1, 2023.

●	Short-Term Equity Incentives. During the fiscal year ended June 30, 2024, Estrella did not grant any short-term equity incentive awards to Dr. Liu.

●	Long-Term Equity Incentives. During the fiscal year ended June 30, 2024, Estrella did not grant any long-term equity incentive awards to Dr. Liu.

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The compensation program for Mr. Xu for the fiscal year ended June 30, 2024 consisted of base salary and a discretionary cash bonus, as described below.

●	Base Salary. Mr. Xu is paid a base salary commensurate with his skill set, experience, performance, role and responsibilities. For the fiscal year ended June 30, 2024, Mr. Xu’s annual salary was $250,000.

●	Short-Term Cash Incentives. For the fiscal year ended June 30, 2024, Estrella did not pay Mr. Xu a discretionary cash bonus. During the fiscal year ended June 30, 2024, Estrella did not grant any short-term cash bonuses to Mr. Xu pursuant to any non-equity incentive plan. Under the amended employment agreement by and between Estrella and Mr. Xu, Estrella paid Mr. Xu a one-time cash bonus of $180,000 in recognition for services rendered, within 90 days of September 1, 2023.

●	Short-Term Equity Incentives. During the fiscal year ended June 30, 2024, Estrella did not grant any short-term equity incentive awards to Mr. Xu.

●	Long-Term Equity Incentives. During the fiscal year ended June 30, 2024, Estrella did not grant any long-term equity incentive awards to Mr. Xu.

The compensation program for Ms. Yang for the fiscal year ended June 30, 2024 consisted of base salary and a discretionary cash bonus, as described below.

●	Base Salary. Ms. Yang was not paid a base salary, as she resigned from her position of Chief Operating Officer of Estrella on September 29, 2023 and no longer serves as the Chief Operating Officer of Estrella.

●	Short-Term Cash Incentives. For the fiscal year ended June 30, 2024, Estrella did not pay Ms. Yang a discretionary cash bonus. During the fiscal year ended June 30, 2024, Estrella did not grant any short-term cash bonuses to Ms. Yang pursuant to any non-equity incentive plan. Under the amended employment agreement by and between Estrella and Ms. Yang, Estrella paid Ms. Yang a one-time cash bonus of $100,000 in recognition for services rendered, within 90 days of September 1, 2023.

●	Short-Term Equity Incentives. During the fiscal year ended June 30, 2024, Estrella did not grant any short-term equity incentive awards to Ms. Yang.

●	Long-Term Equity Incentives. During the fiscal year ended June 30, 2024, Estrella did not grant any long-term equity incentive awards to Ms. Yang.

Summary Compensation Table

The following table presents all of the compensation awarded to, earned by or paid to the NEOs for the fiscal years ended June 30, 2024 and June 30, 2023. Additional information on our NEO’s annual compensation for the years ended June 30, 2024 and June 30, 2023 is provided in the narrative sections following the Summary Compensation Table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Dr. Cheng Liu	2024	$250,000	$180,000	—	—	—	—
Chief Executive Officer and President	2023	—	—	—	—	—	—

Peter Xu	2024	$250,000	$180,000	—	—	—	—
Chief Financial Officer	2023	—	—	—	—	—	—

Vicky Yang(1)	2024	—	$100,000	—	—	—	—
Former Chief Operating Officer	2023	—	—	—	—	—	—

(1)	Ms. Yang resigned from her position of Chief Operating Officer of Estrella on September 29, 2023.

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Narrative Disclosure to the Summary Compensation Table

Base Salaries

Base salaries established for our executive officers are intended to reflect each individual’s responsibilities, experience, historical performance and other discretionary factors deemed relevant by us and have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Starting on September 29, 2023, Dr. Liu and Mr. Xu were entitled to base salaries equal to $250,000 per year.

Annual Cash Bonuses

As part of our pay-for-performance philosophy, Estrella believes annual cash incentive awards can be used to motivate and reward employees. We intend to adopt a formal bonus plan in which certain of our employees, including the named executive officers, will be eligible to participate going forward but have not done so as of the date of this Annual Report . For the fiscal year ended June 30, 2024, no named executive officer received any form of cash bonus.

Prior to Closing, Estrella entered into an amended offer letter with Dr. Liu and amended employment agreements with Mr. Xu and Ms. Yang, effective September 1, 2023. The amendments provide that within 90 days of September 1, 2023, and in recognition for services rendered, the named executive officers shall be paid a one-time cash bonus of $180,000 each for Dr. Liu and Mr. Xu and $100,000 for Ms. Yang.

Equity Incentive Compensation

Equity incentive compensation is used to promote performance-based pay that aligns the interests of our executive officers with the long-term interests of Estrella’s equity-owners and to enhance executive retention.

Estrella historically maintained the 2022 Plan. Prior to the Closing, all the outstanding incentive equity compensation outstanding was awarded to the 2022 Plan. Historically, Estrella has used options as an incentive for long-term compensation to our executive officers because options allow our executive officers to realize value from this form of equity compensation only if the value of the underlying shares of Estrella common stock increases relative to the option’s per-share exercise price.

All Estrella 2022 Plan option awards that were outstanding as of immediately prior to the Closing, including those that were converted to restricted stock awards prior to Closing, vested in full in connection therewith.

Employment Arrangements

Agreement with Dr. Cheng Liu and Estrella

On September 29, 2023, Estrella entered into a new employment agreement with Dr. Liu superseding his July 29, 2022 offer letter with Estrella and setting forth the terms of his employment as Estrella’s Chief Executive Officer and President (the “Liu Employment Agreement”). The Liu Employment Agreement provides for “at will” employment and an indefinite term, as well as a base salary of $250,000 per annum effective as of September 29, 2023, an annual cash bonus opportunity based on a percentage of base salary, an annual incentive equity award opportunity and the opportunity to participate in any future Estrella employee benefit plans.

In the event Dr. Liu’s employment is terminated by the Company without cause or by Dr. Liu for good reason (each as defined under the Liu Employment Agreement), in exchange for Dr. Liu’s execution and nonrevocation of a general release of claims in favor of Estrella, Dr. Liu will receive (A) six months’ base salary continuation and (B) any unpaid annual bonus relating to the fiscal year immediately preceding the year in which the separation occurs.

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In the event that Dr. Liu’s employment is terminated by the Company without cause or by Dr. Liu for good reason in the 60 days prior to a change in control or the twelve months following a change in control, Dr. Liu will receive (A) twelve months’ base salary in a lump sum, (b) any unpaid annual bonus relating to the fiscal year immediately preceding the year in which the separation occurs, (C) a lump-sum payment equal to Dr. Liu’s target annual bonus opportunity or, if higher, Dr. Liu’s actual annual bonus for the fiscal year of Dr. Liu’s termination, and (D) acceleration of all outstanding unvested equity awards (with performance-based awards vesting at target) on the separation date, subject to the terms of the underlying award agreements. The Liu Employment Agreement also contains a during-employment non-solicitation covenant and during-employment and post-termination non-disclosure and non-disparagement covenants.

Agreement with Peter Xu and Estrella

On September 29, 2023, Estrella entered into a new employment agreement with Mr. Xu superseding his May 27, 2022 employment agreement with Estrella and setting forth the terms of his employment as Estrella’s Chief Financial Officer (the “Xu Employment Agreement”). The Xu Employment Agreement contains the same material compensation terms as the Liu Employment Agreement, summarized above under “Agreement with Dr. Cheng Liu and Estrella.”

Other Compensation Elements

All of Estrella’s current named executive officers will be eligible to participate in any employee benefit plans, including medical, dental, vision, disability, and life insurance plans, in each case on the same basis as all of Estrella’s other employees, if such plans are adopted. Estrella generally does not provide perquisites or personal benefits to its named executive officers. Estrella has not maintained, and does not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan.

Outstanding Equity Awards at End of Fiscal Year Ended June 30, 2024

The following table shows information regarding outstanding equity awards held by the named executive officers as of June 30, 2024.

Name	Grant Date	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)(2)	Market value of shares or units of stock that have not vested ($)(1)(3)
Dr. Cheng Liu	5/27/2022	5/27/2032	3,937,500	$11,025,000
Peter Xu	5/27/2022	5/27/2032	3,500,000	$9,800,000
Vicky Yang	5/27/2022	5/27/2032	2,625,000	$7,350,000

(1)	On May 27, 2022, each of Dr. Liu, Mr. Xu, and Ms. Yang early exercised the stock options granted to them, converting the option awards into restricted stock awards, subject to the same vesting conditions.

(2)	For Dr. Liu’s award, 25% of the award cliff-vested on the first anniversary of May 27, 2022, with the remaining 75% of the award vesting monthly in substantially equal installments over the 36 months following such anniversary. For Mr. Xu and Ms. Yang, 100% of the award vests monthly in substantially equal installments over 48 months, commencing on June 27, 2022. The named executive officer’s outstanding awards vested in full in connection with the Closing.

(3)	The amount in this column reflects a closing price of $1.10 per share of Common Stock as of July 1, 2024 multiplied by the amount shown in the column for the number of shares of Common Stock that had not yet vested as of June 30, 2024.

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Potential Payments Upon Termination or Change in Control

Dr. Liu and Mr. Xu are entitled to certain severance payments, as described under “Employment Arrangements” above. Pursuant to their stock option award agreements, in connection with a change in control transaction of Estrella, a going public transaction or an initial public offering, the stock options (now, restricted shares) held by each of the named executive officers would fully vest and become exercisable.

Director Compensation

Estrella’s non-employee directors are entitled to receive $5,000 compensation per calendar quarter for services rendered to Estrella effective January 1, 2024 and a one-time signing bonus of $5,000 for the fiscal year ended June 30, 2024. The Chairperson and the Audit Chair was appointed in August 2024 after the fiscal year ended June 30, 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Hong Zhang	$-	$-	$-	$-
Dr. Marsha Roberts	$10,000	$-	$5,000	$15,000
Fan Wu	$10,000	$-	$5,000	$15,000
Janelle Wu	$10,000	$-	$5,000	$15,000
Pei Xu	$10,000	$-	$5,000	$15,000
	$40,000	$-	$20,000	$60,000

Controlled Company

We are, and expect to continue to be, a controlled company within the meaning of the Nasdaq Stock Market Rules, and as a result, we qualify for exemptions from certain corporate governance requirements. We do not intend to rely on those exemptions. However, we cannot guarantee that this may not change going forward.

Public companies that qualify as a “controlled company” with securities listed on the Nasdaq, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements, including:

●	the requirement that a majority of the Board of Directors consist of independent directors;

●	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

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Currently, Eureka Therapeutics, Inc. (“Eureka”), our controlling shareholder, beneficially owns roughly 69.5% of our total issued and outstanding Common Stock and roughly 69.5% of the total voting power. As a result, we will continue to be a “controlled company” as defined under Nasdaq Listing Rule 5615(c), because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. We do not plan to rely on these exemptions, but we may elect to do so after we complete this offering.

Clawback Policy

We have adopted a compensation recovery policy (the Company’s Clawback Policy), which was effective October 2, 2023, that is compliant with the Nasdaq Listing Rules, as required by the Dodd-Frank Act.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Securities Authorized for Issuance Under Equity Compensation Plans

In connection with our Business Combination, the Estrella Board and shareholders adopted the 2023 Omnibus Incentive Plan (the “Incentive Plan”). Awards under the Incentive Plan are available for employees, directors and consultants. The general purpose of the Incentive Plan is to motivate the performance in the achievement of the Company’s business objectives and align the interests of recipients with the long-term interests of the Company’s shareholders. To accomplish such purposes, the Incentive Plan provides that the Company may grant (i) options, (ii) stock appreciation rights, (iii) restricted shares, (iv) restricted stock units, (v) performance-based awards (including performance-based restricted shares and restricted stock units), (vi) other share-based awards, (vii) other cash-based awards or (viii) any combination of the foregoing.

The following table summarizes the number of shares of Common Stock authorized for issuance under our equity compensation plans as of June 30, 2024.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted -average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders (1)	0	(2)	$0	3,520,123	(3)

Equity compensation plans not approved by security holders	-		$-	-

Total	0		$-	3,520,123

(1)	The amounts shown in this row include the Incentive Plan.

(2)	No shares of Common Stock were issued under the Incentive Plan.

(3)	Includes 3,520,123 shares of Common Stock authorized for issuance under the Incentive Plan.

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Securities Beneficial Ownership Table

The following table sets forth information regarding the beneficial ownership of Common Stock by:

●	each person known by Estrella to be the beneficial owner of more than 5% of the Common Stock immediately following the consummation of the Business Combination;

●	each of the named executive officers and directors of Estrella; and

●	all of the executive officers and directors of Estrella as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days. Unless otherwise indicated, Estrella believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership of the Common Stock is based on 36,610,870 shares of Common Stock issued and outstanding as of June 30, 2024:

Name and Address of Beneficial Owner(1)	Number of Shares	%
Directors and Executive Officers(2)
Dr. Cheng Liu	297,437	*
Peter Xu	264,388	*
Dr. Marsha Roberts	—	—
Fan Wu	—	—
Janelle Wu	—	—
Pei Xu	—	—
Hong Zhang(3)	240,481	*
All Directors and Executive Officers as a Group (7 Individuals)	802,306	2.2%

5% Stockholders(4)
Eureka Therapeutics, Inc.	25,277,831	69.7%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise noted, the business address of each of the individuals and entities listed in the table above is c/o Estrella Immunopharma, Inc., 5858 Horton Street, Suite 370, Emeryville, CA 94608.

(2)	Dr. Cheng Liu is the chief executive officer and director of Estrella. Peter Xu is the chief financial officer of Estrella. Dr. Marsha Roberts is a director of Estrella. Fan Wu is a director of Estrella. Janelle Wu is a director of Estrella. Pei Xu is a director of Estrella. Hong Zhang is the chairperson of the Board.

(3)	Based on a Form 3 filed on August 23, 2024, by Hong Zhang. These securities are held by CoFame Investment Holding LLC, the manager of which is Hong Zhang. By virtue of this relationship, Hong Zhang may be deemed to beneficially own the 240,481 shares of Common Stock.

(4)	Eureka Therapeutics, Inc. (“Eureka”) is governed by a board of directors consisting of seven members. Each member has one vote, and the approval of a majority of the board is required to approve an action of Eureka. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no director of Eureka exercises voting or dispositive control over any of the securities held by Eureka, even those in which he or she directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The business address of Eureka is 5858 Horton Street, Suite 370, Emeryville, CA 94608.

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Item 13. Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions

Other than the compensation agreements and other arrangements described under “Estrella’s Executive and Director Compensation” in this Annual Report and the transactions between Estrella and Eureka described below, since June 30, 2023, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Eureka owns 69.7% of Estrella’s voting securities on a fully diluted basis as of June 30, 2024. Dr. Cheng Liu, Estrella’s CEO and President, is also the Founder, President, and CEO of Eureka.

Transactions involving Eureka Therapeutics, Inc.

License Agreement

On June 28, 2022, Estrella entered into a License Agreement with Eureka and Eureka Cayman (the “Contribution Agreement”). Under the License Agreement, Eureka is responsible for manufacturing and supplying clinical quantities of licensed products. Estrella was required to make an upfront payment of $1,000,000, payable in 12 equal monthly installments, along with milestone payments tied to development and sales and royalty payments on net sales.

As of June 30, 2024, Estrella had paid all amounts related to the upfront payment, and one milestone payment of $50,000 was accrued for the submission of EB103 to the FDA. This payment was made on October 10, 2023, leaving no balance outstanding as of June 30, 2024.

Services Agreement

On June 28, 2022, Estrella entered into a Services Agreement with Eureka, covering the provision of certain technology transfer and technical assistance services. Estrella agreed to pay $10,000,000 in 12 equal monthly installments and to reimburse pass-through costs related to clinical trials.

As of June 30, 2024, Estrella had settled all amounts owed under this agreement, including $54,957 in pass-through costs incurred for the year ended June 30, 2024. On October 10, 2023, Estrella paid a total of $9,334,475 to Eureka, for outstanding service fees and pass-through costs.

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Statement of Work (SOW)

On March 4, 2024, Estrella entered into a Statement of Work No. 001 (the “SOW”) with Eureka for clinical trial services related to the Phase I/II trial of EB103. Under the SOW, Estrella agreed to milestone-based payments, totaling $33,000,000, excluding pass-through costs.

As of June 30, 2024, Estrella paid $3,500,000 in connection with the achievement of specific milestones. Additional payments will be made based on patient dosing milestones. It is expected that 6 patients will be dosed by the end of 2024.

Series AA Preferred Stock

On June 28, 2022, Eureka contributed assets to Estrella in exchange for 105,000,000 shares of Estrella’s Series AA Preferred Stock. As of June 30, 2024, Eureka owned 69.7% of Estrella on a fully diluted basis.

Lease Agreement

Estrella leases office space from Eureka. The original lease term ended on July 31, 2023, and a new lease commenced on October 1, 2023 for a period of 9 months with monthly lease payments of $2,000.

For the year ended June 30, 2024, Estrella incurred $20,000 in rent expense. As of June 30, 2024, the outstanding balance of lease payments amounted to $4,000, recorded as an accrued liability.

Policies for Approval of Related Party Transactions

Since its inception through the closing of the Business Combination on September 29, 2023, Estrella had not adopted a formal policy for the review, approval, or ratification of related party transactions. On September 29, 2023, in connection with the closing of the Business Combination, our board of directors adopted a Related Party Transactions Policy. The policy sets forth procedures for the review, approval, or ratification of transactions involving a “related person” as defined under Item 404 of Regulation S-K.

The policy applies to any transaction, arrangement, or relationship involving Estrella in which the amount exceeds the lesser of $120,000 or one percent of the average of Estrella’s total assets at year-end for the last two completed fiscal years and in which any related person has or will have a direct or indirect material interest. Exclusions from the Policy include standard compensation arrangements for directors and executive officers, transactions conducted in the ordinary course of business on standard terms, and transactions where the related person’s interest arises solely from ownership of Estrella’s equity securities on a pro rata basis with all other stockholders. The Audit Committee of the Board of Directors (the “Audit Committee”) is responsible for reviewing, approving, or ratifying related party transactions. In its review, the Audit Committee considers whether the transaction terms are fair and comparable to those available in similar arm’s-length transactions, the extent of the related person’s interest, potential impacts on the related person’s independence, consistency with Estrella’s Code of Business Ethics and Conduct, and the overall benefit to the Company and its stockholders. The Policy requires that related party transactions be reviewed by the Audit Committee prior to consummation whenever feasible, or ratified as promptly as possible if prior review is not practicable. The Policy is documented in writing and provides a clear framework for managing related party transactions.

Since the adoption of the Policy, the Audit Committee has reviewed and approved the SOW with Eureka for clinical trial services related to the STARLIGHT-1 trial. Prior to September 29, 2023, Estrella did not have any procedures for related party transactions, and such transactions were not subject to formal review, approval, or ratification. Other than the Statement of Work, none of the other related party transactions reported herein were subject to the policy or any similar procedures for related party transactions, since they were made pursuant to agreements entered into prior to September 29, 2023.

Director Independence

The information contained under the heading “Director Independence” in Part III, Item 10. “Directors, Executive Officers and Corporate Governance” is incorporated by reference herein.

19

Item 14. Principal Accounting Fees and Services.

The Company appointed Macias Gini & O’Connell, LLP (“MGO”) as the Company’s new independent registered public accounting firm for the fiscal year ending June 30, 2024, effective as of January 30, 2024 to audit and review the Company’s financial statements for the year ended June 30, 2024.

The Company, at the direction of the Board of Directors of the Company (the “Board”), and upon the recommendation of the Audit Committee of the Board, dismissed its independent registered public accountant Marcum LLP (“Marcum”), effective as of January 30, 2024. Marcum was initially engaged on November 3, 2022 by Estrella Biopharma, Inc., the Company’s wholly-owned subsidiary and accounting predecessor following the consummation of the business combination between Estrella Biopharma, Inc., Tradeup Merger Sub Inc. and TradeUP Acquisition Corp. on September 29, 2023, to serve as Estrella’s auditor for its fiscal year ended June 30, 2023.

Audit services provided by MGO for the year ended June 30, 2024 included the examination of the consolidated financial statements of the Company, and services related to periodic filing made with the SEC. Audit services provided by Marcum for the years ended June 30, 2024 and 2023 included the examination of the consolidated financial statements of the Company, and services related to periodic filings made with the SEC.

The following table summarizes the audit fees of MGO for the year ended June 30, 2024 and the audit fees of Marcum for the year ended June 30, 2023, billed/expected to be billed in each of the last two fiscal years for audit fees and other services:

Fee Category	For the year ended June 30, 2024	For the year ended June 30, 2023
	(in thousands)
Audit Fees (1)	$70	149
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$70	149

(1)	Audit fees were for professional services rendered by MGO and Marcum for the audit of our annual financial statements, and services that are normally provided by MGO and Marcum in connection with statutory and regulatory filings or engagements for that fiscal year

Audit Committee Pre-Approval Policy and Procedures

Estrella’s audit committee was formed in connection with the consummation of the Business Combination on September 29, 2023. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by the Company’s board of directors. Since the formation of its audit committee, and on a going-forward basis, the audit committee has and will pre-approve all audit services and permitted non-audit services to be performed for it by its auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

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PART IV

Item 15. Exhibits, Financial Statement Schedules.

(a)	The following documents have been filed as part of this Amendment:

●	Consolidated Financial Statements: No financial statements are filed with this Amendment. The financial statements were included in Item 8 of Part II of the Original Form 10-K.

●	Financial Statement Schedules: None.

●	Exhibits: The exhibits listed in the Exhibit Index attached to this report are filed or incorporated by reference as part of this Amendment.

(b)	The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Amendment.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of September 30, 2022, by and among TradeUP Acquisition Corp., Tradeup Merger Sub Inc. and Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on October 3, 2022, File No. 001-40608)
3.1	Amended and Restated Certificate of Incorporation of Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2023, File No. 001-40608)
3.2	Amended and Restated Bylaws of Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2023, File No. 001-40608)
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 9 to the Registration Statement on Form S-1/A filed with the SEC on July 9, 2021, File No. 333-253322)
4.2	Specimen Common Stock Certificate. (incorporated by reference to Exhibit 4.2 to Amendment No. 9 to the Registration Statement on Form S-1/A filed with the SEC on July 9, 2021, File No. 333-253322)
4.3	Specimen Warrant Certificate (included as Exhibit A to Exhibit 4.4 below)
4.4	Warrant Agreement, dated July 14, 2021, between TradeUP Acquisition Corp. and VStock Transfer, LLC, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on July 19, 2021, File No. 001-40608)
4.5**	Description of Registrant’s Securities
10.1	Promissory Note, dated July 25, 2022, issued by TradeUP Acquisition Corp. to Running Lion Holdings Limited (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on July 27, 2022, File No. 001-40608)
10.2	Promissory Note, dated July 25, 2022, issued by TradeUP Acquisition Corp. to Tradeup INC. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on July 27, 2022, File No. 001-40608)
10.3	Contribution Agreement, dated June 28, 2022, by and between Eureka Therapeutics, Inc. and Estrella Immunopharma, Inc. incorporated by reference to Exhibit 10.3 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 333-267918)
10.4†	License Agreement, dated June 28, 2022, by and among Eureka Therapeutics, Inc., Eureka Therapeutics (Cayman) Ltd. and Estrella Immunopharma, Inc. incorporated by reference to Exhibit 10.4 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 333-267918)
10.5†	Services Agreement, dated June 28, 2022, by and between Eureka Therapeutics, Inc. and Estrella Immunopharma, Inc. incorporated by reference to Exhibit 10.5 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 333-267918)
10.6†	Collaboration Agreement, dated October 29, 2021, by and between Estrella Immunopharma, Inc. (as successor to Eureka Therapeutics, Inc.) and Imugene Limited incorporated by reference to Exhibit 10.6 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 333-267918)
10.7	Amendment to Executive Offer Letter, by and between Estrella Immunopharma, Inc. and Dr. Cheng Liu incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed with the SEC on October 5, 2023
10.8	Amendment to Employment Agreement, by and between Estrella Immunopharma, Inc. and Jiandong (Peter) Xu incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed with the SEC on October 5, 2023
10.9	Amendment to Employment Agreement, by and between Estrella Immunopharma, Inc. and Qian (Vicky) Yang incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed with the SEC on October 5, 2023
10.10*	Support Agreement, dated September 30, 2022, by and among TradeUP Acquisition Corp., Estrella Immunopharma, Inc., TradeUP Acquisition Sponsor LLC, Tradeup INC. and the officers and directors of TradeUP Acquisition Corp. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on October 3, 2022, File No. 001-40608)

22

Exhibit Number	Description of Exhibit
10.11	Estrella Immunopharma, Inc. 2023 Omnibus Incentive Plan incorporated by reference to Annex C to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 333-267918)
10.12	Estrella Immunopharma, Inc. Option Grant Notice, including 2022 Equity Incentive Plan incorporated by reference to Exhibit 10.12 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 333-267918)
10.13	Business Combination Marketing Agreement, dated July 14, 2021, among TradeUP Acquisition Corp., US Tiger Securities, Inc. EF Hutton, division of Benchmark Investments, LLC, and R. F. Lafferty & Co., Inc. (incorporated by reference to Exhibit 1.2 to the Current Report on Form 8-K filed with the SEC on July 19, 2021, File No. 001-40608)
10.14	Registration Rights Agreement, dated July 14, 2021, among TradeUP Acquisition Corp., TradeUP Acquisition Sponsor LLC and certain security holders named therein (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on July 19, 2021, File No. 001-40608)
10.15	Amendment No. 1 to Services Agreement, effective October 1, 2022, by and between Eureka Therapeutics, Inc. and Estrella Immunopharma, Inc. incorporated by reference to Exhibit 10.15 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 333-267918)
10.16	Amendment No. 1 to License Agreement, effective October 1, 2022, by and between Eureka Therapeutics, Inc. and Estrella Immunopharma, Inc. incorporated by reference to Exhibit 10.16 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 333-267918)
10.17	Promissory Note, dated January 19, 2023, issued by TradeUP Acquisition Corp. to TradeUP Acquisition Sponsor LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on January 24, 2023, File No. 001-40608)
10.18	Extension Promissory Note, dated January 19, 2023, issued by TradeUP Acquisition Corp. to Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on January 24, 2023, File No. 001-40608)
10.19	Extension Promissory Note, dated February 19, 2023, issued by TradeUP Acquisition Corp. to Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on February 21, 2023, File No. 001-40608)
10.20	Extension Promissory Note, dated March 17, 2023, issued by TradeUP Acquisition Corp. to Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 17, 2023, File No. 001-40608)
10.21	Extension Promissory Note, dated April 12, 2023, issued by TradeUP Acquisition Corp. to Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 13, 2023, File No. 001-40608)
10.22	Common Stock Purchase Agreement, dated as of April 20, 2023, by and between TradeUP Acquisition Corp. and White Lion Capital LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 24, 2023, File No. 001-40608)
10.23	Registration Rights Agreement, dated as of April 20, 2023, by and between TradeUP Acquisition Corp. and White Lion Capital LLC. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on April 24, 2023, File No. 001-40608)
10.24	Amendment to the Common Stock Purchase Agreement, dated as of April 26, 2023, by and between TradeUP Acquisition Corp. and White Lion Capital LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 26, 2023, File No. 001-40608)
10.25	Extension Promissory Note, dated May 19, 2023, issued by TradeUP Acquisition Corp. to Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 19, 2023, File No. 001-40608)

23

Exhibit Number	Description of Exhibit
10.26	Promissory Note, dated June 6, 2023, issued by TradeUP Acquisition Corp. to Tradeup INC. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 6, 2023, File No. 001-40608)
10.27	Amendment No. 2 to Services Agreement, effective March 1, 2023, by and between Eureka Therapeutics, Inc. and Estrella Immunopharma, Inc. incorporated by reference to Exhibit 10.27 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 333-267918)
10.28	Amendment No. 2 to License Agreement, effective March 1, 2023, by and between Eureka Therapeutics, Inc. and Estrella Immunopharma, Inc. incorporated by reference to Exhibit 10.28 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 333-267918)
10.29	Extension Promissory Note, dated June 16, 2023, issued by TradeUP Acquisition Corp. to Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 20, 2023, File No. 001-40608)
10.30	Subscription Agreement dated September 14, 2023 by and among TradeUP Acquisition Corp. and Plentiful Limited (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 20, 2023)
10.31	Subscription Agreement dated September 14, 2023 by and among TradeUP Acquisition Corp. and Lianhe World Limited (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on September 20, 2023)
10.32	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and Lianhe World Limited (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.33	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and CoFame Investments, LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.34	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and US Tiger Securities, Inc. (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.35	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and Smart Crest International Limited (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.36	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and Yangbing Xiao (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.37	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and Yuandong Wang (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.38	Stock Transfer Agreement by and among Cheng Liu, Jiandong (Peter) Xu and Qian (Vicky) Yang, Yuandong Wang and Estrella Biopharma, Inc. (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.39	Stock Transfer Agreement by and among Cheng Liu, Jiandong (Peter) Xu and Qian (Vicky) Yang, Yangbing Xiao and Estrella Biopharma, Inc. (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.40	Stock Transfer Agreement by and among Cheng Liu, Jiandong (Peter) Xu and Qian (Vicky) Yang, Smart Crest International Limited and Estrella Biopharma, Inc. (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.41	Unsecured Promissory Note by and between Hongbin Zhang and Estrella Biopharma Inc. (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.42	Employment agreement by and between Dr. Cheng Liu and Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.43	Employment Agreement by and between Peter Xu and Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.44	Registration Rights Agreement, dated as of April 20, 2023, by and between TradeUP Acquisition Corp. and White Lion Capital LLC. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on April 24, 2023, File No. 001-40608)

24

Exhibit Number	Description of Exhibit
10.45	Amendment to the Common Stock Purchase Agreement, dated as of April 26, 2023, by and between TradeUP Acquisition Corp. and White Lion Capital LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 26, 2023, File No. 001-40608)
10.46	Private Placement Shares Purchase Agreement, dated July 14, 2021, among the TradeUP Acquisition Corp., TradeUP Acquisition Sponsor LLC and Tradeup INC. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on July 19, 2021)
10.47	Securities Subscription Agreement, between the TradeUP Acquisition Corp. and TradeUP Acquisition Sponsor LLC dated February 12, 2021 (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 filed with the SEC on July 9, 2021 File No. 333-253322)
10.48	Securities Subscription Agreement, between the TradeUP Acquisition Corp. and Tradeup INC. dated February 12, 2021(incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 filed with the SEC on July 9, 2021 File No. 333-253322)
10.49	Form of Share Purchase Agreement between the TradeUP Acquisition Corp. and the founders (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 filed with the SEC on June 11, 2021 File No. 333-253322)
10.50	Letter Agreement, dated July 14, 2021, among the TradeUP Acquisition Corp., TradeUP Acquisition Sponsor LLC, Tradeup INC. and certain security holders named therein (incorporated by reference to Exhibit 10.1 to the Current Report on 8-K filed with the SEC on July 19, 2021 File No. 001-40608)
10.51	Statement of Work No. 001, dated and effective as of March 4, 2024, by and among Estrella Biopharma, Inc., Eureka Therapeutics, Inc and Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on 8-K filed with the SEC on March 7, 2024, File No. 001-40608)
10.52	Amendment No. 1 to Statement of Work No. 001, dated May 13, 2024 and effective as of March 4, 2024, by and among Estrella Biopharma, Inc., Eureka Therapeutics, Inc. and Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on 8-K filed with the SEC on May 13, 2024, File No. 001-40608)
16.1	Letter from Marcum LLP, dated February 1, 2024 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed with the SEC on February 2, 2024, File No. 001-40608)
31.1**	Certification of Principal Executive Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2**	Certification of Principal Financial Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.3***	Certification of Principal Executive Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.4***	Certification of Principal Financial Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
97.1**	Clawback Policy.
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.

†	Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

**	Previously filed with the Original Form 10-K

***	Filed herewith.

25

SIGNATURES

Pursuant to the requirements of the Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESTRELLA IMMUNOPHARMA INC.

By:	/s/ Cheng Liu
Cheng Liu
Chief Executive Officer

Date:	October 28, 2024

26

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2024

Estrella Immunopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40608	86-1314502
(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 370 Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

(510) 318-9098

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ESLA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	ESLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2024, Estrella Immunopharma, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Dr. Cheng Liu, who serves as the Director, President, and Chief Executive Officer of the Company. The Agreement is effective as of November 1, 2024 (the “Effective Date”) and will continue until terminated in accordance with the terms outlined herein. Dr. Liu’s employment is “at will,” allowing either party to terminate the employment relationship at any time.

The Agreement, which has been approved by both the Audit and Compensation Committees of the Board, provides for an annual base salary of $250,000, payable in accordance with the Company’s regular payroll practices, subject to applicable taxes and withholdings. Additionally, Dr. Liu will be eligible for an annual cash bonus determined by the Compensation Committee, based on financial, operational, and individual performance metrics, with the target bonus expressed as a percentage of his base salary.

During the term of employment, Dr. Liu will also be eligible to receive annual grants of incentive equity awards, with the terms determined by the Compensation Committee in accordance with the Company’s incentive plans. The Company will reimburse Dr. Liu for reasonable business expenses incurred in the performance of his duties, subject to the Company’s reimbursement policies.

The Agreement specifies the terms of termination, including provisions for involuntary termination by the Company for cause or without cause, as well as termination initiated by Dr. Liu. Upon termination, Dr. Liu will be entitled to receive any accrued obligations and certain severance payments as detailed in the Agreement. The severance benefits vary based on the circumstances of termination, particularly in connection with a change in control.

For more details regarding the terms of the Agreement, please refer to the full text of the Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Estrella Immunopharma, Inc. and Dr. Cheng Liu, dated November 1, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTRELLA IMMUNOPHARMA, INC.

Date: November 7, 2024
	By:	/s/ Cheng Liu
	Name:	Cheng Liu
	Title:	Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2024

Estrella Immunopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40608	86-1314502
(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 370 Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

(510) 318-9098

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ESLA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	ESLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed to amend the Current Report on Form 8-K filed by Estrella Immunopharma, Inc. (the “Company”) with the Securities and Exchange Commission on August 20, 2024 (the “Original Form 8-K”), to include the information required under Item 1.01 and Item 5.02 of Form 8-K that was not determined or available at the time of filing the Original Form 8-K.

Except as provided herein, the disclosures in the Original Form 8-K remain unchanged.

Item 1.01	Entry into a Material Definitive Agreement

On November 1, 2024, Estrella Immunopharma, Inc. (the “Company”) entered into a Consulting Agreement (the “Consulting Agreement”) with Cofame Investment Management Co. Ltd. (“Consultant” or “Cofame”), a company owned and controlled by Ms. Hong Zhang, the Chairperson and a director of the Company. The Consulting Agreement was reviewed and approved by the Audit Committee of the Company’s Board of Directors in accordance with the Company’s related party transactions policy.

Under the Consulting Agreement, Cofame will provide advisory and consultation services as requested by the Company, up to three days per week. The Consulting Agreement does not include Hong Zhang’s service as a director of the Company. In consideration for these consulting services, Cofame will receive an upfront cash payment of $55,000 and an annual consulting fee of $220,000, to be paid on at least a monthly basis. Additionally, Hong Zhang will be granted an option to purchase up to 1,000,000 shares of the Company’s common stock under the 2023 Omnibus Incentive Plan at the fair market value on the date of grant. The equity award vests with 25% of the shares becoming vested on August 1, 2025, and the remaining 75% vesting in equal monthly installments over the following 36 months, contingent upon Cofame’s continued provision of services as defined in the agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Hong Zhang’s participation in the Consulting Agreement is disclosed as required by Item 404 of Regulation S-K due to the related party nature of the transaction. The Audit Committee has reviewed and approved the terms to ensure that the arrangement aligns with the best interests of the Company and its stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Estrella Immunopharma, Inc. on August 14, 2024 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on August 20, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTRELLA IMMUNOPHARMA, INC.
Date: November 7, 2024

	By:	/s/ Cheng Liu
	Name:	Cheng Liu
	Title:	Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2024

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________ to ______________

Commission File Number 001-40608

ESTRELLA IMMUNOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-1314502
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5858 Horton Street, Suite 370
Emeryville, California, 95608

(Address of principal executive offices and zip code)

(510) 318-9098

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	ESLA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	ESLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of November 11, 2024, there were 36,179,147 shares of the issuer’s Common Stock, par value $0.0001 per share, outstanding.

ESTRELLA IMMUNOPHARMA, INC.

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Cautionary Note Regarding Forward-Looking Statements

This Quarterly Report on Form 10-Q (“Form 10-Q”) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of our management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date such statements are made. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” in the Company’s Registration Statement on Form S-1, filed with the SEC on October 11, 2023 and Amendment No. 1 and Amendment No. 2 thereto filed on November 13, 2023 and December 18, 2023, respectively.

These and other factors could cause actual results to differ from those implied by the forward-looking statements. Forward-looking statements are not guarantees of performance and speak only as of the date hereof. There can be no assurance that future developments will be those that have been anticipated or that we will achieve or realize these plans, intentions, or expectations.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date they are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

ii

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

ESTRELLA IMMUNOPHARMA, INC

UNAUDITED CONDENSED BALANCE SHEETS

	As of September 30, 2024	As of June 30, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalent	$1,797,503	$4,165,428
Prepaid expenses and other receivable	437,642	288,761
Total current assets	2,235,145	4,454,189

Other Assets
Prepaid expenses - related party, non-current	1,500,000	-

Total Assets	$3,735,145	$4,454,189

Liabilities, Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable - related party	$5,000	$-
Other payables and accrued liabilities	188,981	131,823
Accrued liability - related party	2,750,000	4,000
Franchise tax payables	4,134	4,134
Income tax payables	40,744	40,744
Total current liabilities	2,988,859	180,701

Total Liabilities	2,988,859	180,701

Commitments and Contingencies (Note 8)

Preferred Stock*
Series A Preferred Stock, $0.0001 par value, 15,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2024 and June 30, 2024, respectively;	-	-
Series AA Preferred Stock, $0.0001 par value, 105,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2024 and June 30, 2024, respectively;	-	-

Stockholders’ Equity:
Common stock, $0.0001 par value; 250,000,000 shares authorized; 36,610,870 shares issued as of September 30, 2024 and June 30, 2024	3,661	3,661
Additional paid-in capital	24,124,543	24,124,543
Accumulated deficit	(22,877,013)	(19,500,276)
Treasury stock, at cost 431,723 and 321,794 shares as of September 30, 2024 and June 30, 2024, respectively	(504,905)	(354,440)
Total Stockholders’ Equity	746,286	4,273,488
Total Liabilities, Preferred Stock and Stockholders’ Equity	$3,735,145	$4,454,189

The accompanying notes are an integral part of these unaudited condensed financial statements.

ESTRELLA IMMUNOPHARMA, INC

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended	For the Three Months Ended
	September 30,	September 30,
	2024	2023

Operating expenses
Research and development	$2,826,000	$483,466
General and administrative	550,737	1,387,031
Total operating expenses	3,376,737	1,870,497

Loss from Operations	(3,376,737)	(1,870,497)

Loss before income taxes	(3,376,737)	(1,870,497)

Income taxes provision	-	-

Net loss	$(3,376,737)	$(1,870,497)

Net loss applicable to common stock per share, basic and diluted	$(0.09)	$(1.78)
Weighted average common stock outstanding, basic and diluted	36,208,477	1,052,656

The accompanying notes are an integral part of these unaudited condensed financial statements.

ESTRELLA IMMUNOPHARMA, INC

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Series A Preferred Stock		Series AA Preferred Stock		Common Stock		Treasury	Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Stock	Capital	Deficit	Equity
Balance, July 1, 2024	-	$-	-	$-	36,610,870	$3,661	$(354,440)	$24,124,543	$(19,500,276)	4,273,488
Purchase of treasury stock	-	-	-	-	-	-	(150,465)	-	-	(150,465)
Net loss	-	-	-	-	-	-	-	-	(3,376,737)	(3,376,737)
Balance, September 30, 2024 (Unaudited)	-	$-	-	$-	36,610,870	$3,661	$(504,905)	$24,124,543	$(22,877,013)	$746,286

	Series A Preferred Stock		Series AA Preferred Stock		Common Stock		Treasury	Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares*	Amount	Shares*	Amount	Shares*	Amount	Stock	Capital	Deficit	(Deficit)
Balance, July 1, 2023	5,000,000	$5,000,000	105,000,000	$-	4,063,500	$407	$-	$445,596	$(12,188,553)	$(11,742,550)
Recapitalization	(3,796,305)	-	(79,722,409)	-	(3,085,257)	(309)	-	309	-	-
Balance, July 1, 2023	1,203,695	5,000,000	25,277,591	-	978,243	98	-	445,905	(12,188,553)	(11,742,550)
Issuance of series A preferred stock	2,407,389	9,750,000	-	-	-	-	-	-	-	-
Conversion of series A and series AA preferred stock into common stock	(3,611,084)	(14,750,000)	(25,277,591)	-	28,888,675	2,889	-	14,747,111	-	14,750,000
Vesting of early exercised stock options	-	-	-	-	2,633,082	263	-	12,462	-	12,725
Stock-based compensation	-	-	-	-	-	-	-	1,194,653	-	1,194,653
Issuance of common stock for PIPE investment	-	-	-	-	1,000,000	100	-	9,999,900	-	10,000,000
Issuance of common stock upon completion of business combination	-	-	-	-	1,701,232	170	-	(474,147)	-	(473,977)
Transactions cost	-	-	-	-	-	-	-	(1,801,200)	-	(1,801,200)
Net loss	-	-	-	-	-	-	-	-	(1,870,497)	(1,870,497)
Balance, September 30, 2023 (Unaudited)	-	$-	-	$-	35,201,232	$3,520	$-	$24,124,684	$(14,059,050)	$10,069,154

*	Giving retroactive effect to reverse recapitalization effected on September 29, 2023 to reflect exchange ratio of approximately 0.2407 as described in Note 3

The accompanying notes are an integral part of these unaudited condensed financial statements.

ESTRELLA IMMUNOPHARMA, INC

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Three Months	For the Three Months
	Ended	Ended
	September 30, 2024	September 30, 2023

Cash Flows from Operating Activities:
Net loss	$(3,376,737)	$(1,870,497)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	-	1,194,653
Changes in operating assets and liabilities:
Prepaid expenses and other receivable	(148,881)	-
Prepaid expenses - related party	(1,500,000)	-
Accounts payable - related party	5,000	4,498
Other payables and accrued liabilities	57,158	394,766
Accrued liability - related party	2,746,000	2,000
Franchise tax payable	-	(612)
Net cash used in operating activities	(2,217,460)	(275,192)

Cash Flows from Investing Activities:
Loan to UPTD as extension note receivable prior to business combination	-	(112,298)
Net cash used in investing activities	-	(112,298)

Cash Flows from Financing Activities:
Net proceeds from PIPE investment	-	10,000,000
Net proceeds from issuance of Series A Preferred Stock	-	9,020,000
Net proceeds from promissory note	-	300,000
Proceeds from business combination	-	726,339
Purchase of treasury stock	(150,465)	-
Net cash (used in) provided by financing activities	(150,465)	20,046,339

Net Change in Cash	(2,367,925)	19,658,849

Cash and cash equivalents at beginning of the period	4,165,428	2,479,146
Cash and cash equivalents at end of the period	$1,797,503	$22,137,995

Supplemental Cash Flow Information
Cash paid for income tax	$-	$-
Cash paid for interest	$-	$-

Supplemental Disclosure of Non-cash Financing Activities
Conversion of Series A prefer stock into common stock	$-	$5,000,000
Conversion of deferred underwriting commission payable into Series A preferred stock	$-	$730,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

ESTRELLA IMMUNOPHARMA, INC

Notes to Unaudited Condensed Financial Statements

Note 1 — Organization and Business Operation

Description of business

Estrella Immunopharma, Inc., a Delaware corporation, is a clinical-stage biopharmaceutical company developing T-cell therapies with the capacity to cure patients with blood cancers and solid tumors.

As further discussed below and in Note 3, on September 29, 2023 (the “Closing Date”), Estrella Biopharma, Inc. (“Estrella”) and TradeUP Acquisition Corp. (“UPTD”) consummated the business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated as of September 30, 2022 (the “Merger Agreement”), by and among UPTD, Tradeup Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of UPTD (“Merger Sub”), and the Company. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Estrella, with Estrella surviving as a wholly-owned subsidiary of UPTD. Upon closing of the Business Combination (the “Closing”), UPTD changed its corporate name to Estrella Immunopharma, Inc. (“New Estrella” or the “Company”).

Estrella was incorporated in the State of Delaware on March 30, 2022 by Eureka Therapeutics, Inc. (“Eureka”), which was incorporated in California in February 2006 and reincorporated in Delaware in March 2018 and is the predecessor of Estrella. Estrella’s fiscal year end is June 30, and the Company’s fiscal year end changed from December 31 to June 30 effective as of the Closing Date.

On June 28, 2022, pursuant to a Contribution Agreement between Estrella and Eureka (the “Contribution Agreement”), Eureka contributed certain assets (the “Assets”) related to T-cell therapies targeting CD19 and CD22, proteins expressed on the surface of almost all B-cell leukemias and lymphomas, in exchange for 105,000,000 shares of Estrella’s Series AA Preferred Stock (the “Separation”).

As part of the Separation, Estrella entered into a License Agreement (the “License Agreement”) with Eureka and Eureka Therapeutics (Cayman) Ltd. (“Eureka Cayman”), an affiliate of Eureka, and a Services Agreement (the “Services Agreement”) with Eureka, and Eureka contributed and assigned the Collaboration Agreement between Eureka and Imugene Limited (“Imugene”) (the “Collaboration Agreement”) to Estrella. The License Agreement grants the Company an exclusive license to develop CD19 and CD22 targeted T-cell therapies using Eureka’s ARTEMIS® platform. Under the Services Agreement, Eureka has agreed to perform certain services for the Company in connection with the development of the Company’s product candidates, EB103 and EB104. EB103, which is a T-cell therapy also called “CD19-Redirected ARTEMIS® T-Cell Therapy,” utilizes Eureka’s ARTEMIS® technology to target CD19. The Company is also developing EB104, a T-cell therapy also called “CD19/22 Dual-Targeting ARTEMIS® T-Cell Therapy.” Like EB103, EB104 utilizes Eureka’s ARTEMIS® technology to target not only CD19, but also CD22. The Collaboration Agreement establishes the partnership between the Company and Imugene related to development of solid tumor treatments using Imugene’s product candidate (“CF33-CD19t”) in conjunction with EB103.

On March 2, 2023, the FDA cleared Estrella’s IND application for EB103, allowing Estrella to proceed with the Phase I/II STARLIGHT-1 Clinical Trial “STARLIGHT-1”. On March 4, 2024, the Company, Estrella and Eureka executed Statement of Work #001 relating to clinical trial services to be performed by Eureka in connection with the STARLIGHT-1 clinical trial (see Note 9). On May 13, 2024, the Company and Eureka entered into Amendment No. 1 to the Statement of Work, effective as of March 4, 2024 (see Note 9). As of September 30, 2024, the Company is continuing to enroll patients into the STARLIGHT-1 clinical trial in the U.S.

Merger and reverse recapitalization

As described above and further discussed in Note 3, the Business Combination was consummated on September 29, 2023.

The Business Combination was accounted for as a “reverse recapitalization.” Under this method of accounting, UPTD was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Estrella issuing shares for the net assets of UPTD, accompanied by a recapitalization. The net assets of UPTD are stated at historical costs. No goodwill or other intangible assets are recorded.

On June 26, 2024, the Company filed a Certificate of Ownership and Merger with the Delaware Secretary of State to effect a merger (the “Merger 1”) with its wholly-owned subsidiary, Estrella BioPharma Inc, pursuant to Section 253 of the Delaware General Corporation Law. The Merger 1 was approved by resolutions duly adopted by the unanimous written consent of the Company’s board of directors. The Merger 1 became effective at 11:59 PM Eastern Time on June 30, 2024, at which time the separate existence of Estrella ceased, and the Company became the surviving corporation.

Liquidity and Going Concern

The accompanying unaudited condensed financial statements have been prepared on a basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of September 30, 2024, the Company had cash of approximately $1.8 million, and accumulated deficit of approximately $22.9 million. For the three months ended September 30, 2024, loss from operations was approximately $3.4 million. The Company’s ability to fund its operations is dependent on the amount of cash on hand and its ability to raise debt or additional equity financing. The Company has expended substantial funds on its research and development business, has experienced losses and negative cash flows from operations since its inception and expects losses and negative cash flows from operations to continue until its technology receives regulatory approval and the Company generates sufficient revenue and positive cash flow from operations, if ever.

On September 29, 2023, the Business Combination and several concurrent financing transactions were consummated, with the Company receiving net proceeds of approximately $20.1 million, after deducting $5.1 million payable to redeem 467,122 shares of UPTD Common Stock at $10.86 per share in connection with the special meeting of UPTD stockholders related to the Business Combination held on July 31, 2023, $1.6 million for UPTD’s transaction expenses and $0.7 million for repayment of working capital loans, consisting of: (i) $9.75 million from the issuance of shares of the Company’s Operating Series A Preferred Stock immediately prior to the closing of the Business Combination ($0.7 million of which was comprised of funds in the trust account delivered to the Company at the closing of the Business Combination that would have otherwise been paid to US Tiger Securities, Inc. as a deferred underwriting fee in connection with UPTD’s IPO); (ii) $0.3 million from the issuance of an unsecured promissory note by us to a third party investor; (iii) $0.7 million from the funds held in UPTD’s trust account; and (iv) $10 million from the PIPE investors pursuant to the Subscription Agreements.

On April 20, 2023, UPTD entered into the Common Stock Purchase Agreement and the White Lion RRA with White Lion. Subsequently, on April 26, 2023, UPTD and White Lion entered into an amendment to the Common Stock Purchase Agreement. Pursuant to the Common Stock Purchase Agreement, following the Closing, New Estrella will have the right, but not the obligation, to require White Lion to purchase, from time to time up to $50,000,000 in aggregate gross purchase price of newly issued shares of Common Stock (the “Equity Line Shares”), subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement as further described in Note 8.

On October 10, 2023, the Company used a portion of the net proceeds from the Business Combination to pay $8.3 million due to Eureka under the Services Agreement and approximately $0.9 million aggregate amount due to Eureka under the License Agreement, comprised of the outstanding portion of the upfront fee as well as a milestone payment in connection with the submission of the IND application for EB103. The Company intends to devote the remaining net proceeds from the Business Combination to the preclinical and clinical development of the Company’s product candidates and the public company compliance costs.

On March 4, 2024, Estrella and Eureka entered into Statement of Work No. 001 (“SOW”) relating to the clinical trial services to be performed by Eureka in connection with STARLIGHT-1, the Phase I/II clinical trial of Estrella’s product candidate, EB103, a T-cell therapy targeting CD19 using ARTEMIS® T cell technology licensed by Estrella from Eureka. Pursuant to the SOW, Estrella agrees to pay Eureka non-refundable net fees in connection with the achievement of certain milestones set forth in the SOW, with total fees of $33.0 million for achievement of all milestones. As of September 30, 2024, Estrella has paid $3.5 million to Eureka for covering the fees associated with the milestones that have been achieved. In addition, the Company has made a deposit of $1.5 million towards patient treatment expenses, which will be applied to the final invoice, with unused portion of this deposit to be refunded once all expenses are fully settled.

On May 13, 2024, the Company and Eureka entered into Amendment No. 1 to the Statement of Work, effective as of March 4, 2024, to clarify that in the event that Estrella exercises its right to terminate or suspend the engagement with Eureka by providing written notice to Eureka in accordance with the SOW, Estrella will only be obligated to compensate Eureka for (i) services provided by Eureka pursuant to the SOW (“Services”) in connection with milestones that were achieved prior to the date and time of such written notice, (ii) reasonable and documented pass-through costs incurred by Eureka on behalf of Estrella prior to the date and time of such written notice in connection with providing the Services and (iii) amounts payable to third parties pursuant to commitments reasonably entered into by Eureka on behalf of Estrella prior to the date and time of such written notice in connection with providing the Services, provided that Eureka shall make commercially reasonable efforts to cancel or reduce any such amounts.

The Company’s future operations are highly dependent on a combination of factors, including but not necessarily limited to (1) the success of our research and development programs; (2) the timely and successful completion of any additional financing; (3) the development of competitive therapies by other biotechnology and pharmaceutical companies; (4) our ability to manage growth of the organization; (5) our ability to protect our technology and products; and, ultimately (6) regulatory approval and successful commercialization and market acceptance of our product candidates.

However, management believes that the Company has sufficient funds on hand and ability to raise funds in the future through the issuance and sale of Equity Line Shares to White Lion in order to meet its working capital requirements and debt obligations, for at least the next 12 months from the filing date of these unaudited condensed financial statements.

Note 2 — Significant accounting policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The accompanying unaudited condensed financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, including normal recurring accruals, necessary to present fairly the Company’s financial statements. The results for the three ended September 30, 2024 are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 2025 (fiscal year 2025) or for any other interim period or for any future year.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart The Company’s Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company difficult because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. Significant items subject to such estimates and assumptions include stock-based compensation, and deferred income tax asset valuation and allowances.

Cash and cash equivalent

The Company maintains its operating accounts in a single financial institution. The balance is insured by the United States Federal Deposit Insurance Corporation (“FDIC”) but only up to specified limits. The Company’s cash is maintained in a checking and a saving account and Certificates of Deposits. Cash equivalents consist of funds held at the third-party broker’s account for stock repurchase purpose, and the fund are unrestricted and immediately available for withdrawal and use. The balance held at the third-party broker’s account is insured by the United States Securities Investor Protection Corporation (“SIPC”) but only up to specified limits.

Basic and Diluted Loss per Common Stock

Basic net loss per Common Stock is calculated by dividing the net loss by the weighted–average number of Common Stock outstanding for the period. Diluted net loss per share is computed by dividing the net loss by the weighted–average number of Common Stock and dilutive share equivalents outstanding for the period, determined using the treasury stock and if–converted methods. Since the Company has had net losses for all periods presented, all potentially dilutive securities are anti–dilutive.

As of September 30, 2024 and June 30, 2024, the Company had the following potential Common Stock outstanding which were not included in the calculation of diluted net loss per Common Stock because inclusion thereof would be anti-dilutive:

	As of	As of
	September 30,	June 30,
	2024	2024
	(Unaudited)
Public warrant	2,214,993	2,214,993

Stock-Based Compensation

The Company recognizes compensation costs resulting from the issuance of stock-based awards to employees, non-employees and directors as an expense in the unaudited condensed statements of operations over the requisite service period based on a measurement of fair value for each stock-based award. The fair value of each option granted is estimated as of the date of grant using the Black-Scholes-Merton option-pricing model, net of actual forfeitures. The fair value is amortized as compensation cost on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. The Black-Scholes-Merton option-pricing model includes various assumptions, including the fair market value of the Common Stock of the Company, expected life of stock options, the expected volatility and the expected risk-free interest rate, among others. These assumptions reflect the Company’s best estimates, but they involve inherent uncertainties based on market conditions generally outside the control of the Company.

As a result, if other assumptions had been used, stock-based compensation expense, as determined in accordance with authoritative guidance, could have been materially impacted. Furthermore, if the Company uses different assumptions on future grants, stock-based compensation expense could be materially affected in future periods.

Mezzanine Equity

Mezzanine equity represents the Series A Preferred Stock and Series AA Preferred Stock (collectively known as “Preferred Stock”) issued by the Company. The shares of Preferred Stock were mandatorily redeemable upon the occurrence of Deemed Liquidation Events outside of the Company’s control. Therefore, the Company classifies the Preferred Stock as mezzanine equity. Refer to Note 11.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. The Company determined that upon further review of the warrant agreements, the Company concluded that its warrants qualify for equity accounting treatment.

Upon completion of the business combination, all of UPTD’s public warrants that remained outstanding were replaced by the Company’s public warrants. The Company treated such warrants replacement as a warrant modification and no incremental fair value was recognized.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of two cash accounts in a financial institution located in the United States. The Company has not experienced losses on these accounts, and management believes the Company is not exposed to significant risks. The Federal Deposit Insurance Corporation (FDIC) provides standard insurance coverage of $250,000 per insured bank for each account ownership category. As of September 30, 2024 the Company had not experienced losses on these accounts. As of September 30, 2024, and June 30, 2024, the Company had deposited approximately $1.7 million and $4.0 million, respectively, with financial institutions in the United States. Of these balances, approximately $1.4 million and $3.8 million, respectively, were not covered by deposit insurance. While management believes that these financial institutions are of high credit quality, it also continually monitors their creditworthiness.

The Securities Investor Protection Corporation (SIPC) provides standard insurance coverage of $500,000 per brokerage account, which includes $250,000 for cash balances. As of September 30, 2024, and June 30, 2024, the Company maintained approximately $94,000 and $146,000, respectively, in its brokerage account, with the entire balance covered by SIPC insurance.

Risks and Uncertainties

Management continues to evaluate the impact of inflation rates, the continuing military action in Ukraine, and Israel’s war against Hamas on the industry and has concluded that these factors could have a negative effect on the Company’s financial position and/or results of its operations. The specific impact of these factors is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company’s future success depends on the Company and Eureka’s ability to retain key employees, directors, and advisors and to attract, retain and motivate qualified personnel. The Company relies on Eureka to provide certain technical assistance to facilitate the Company’s exploitation of the intellectual property licensed by Eureka, and Eureka will be solely responsible for the manufacture and supply of clinical quantities of the licensed products and final filled and finished (including packaged) drug product form of the licensed products. Pursuant to the Services Agreement, Eureka currently performs or supports the Company’s important research and development activities. The Statement of Work (see Note 9) may be terminated by mutual agreement at any time. Following the termination of, or the expiration of the term of, the Statement of Work, the Company may not be able to replace the research and development-related services that Eureka provides or enter into appropriate third-party arrangements on terms and conditions, including cost, comparable to those that the Company will receive from Eureka. Additionally, after the Statement of Work terminates, the Company may be unable to sustain the research and development-related services at the same levels or obtain the same benefits as when the Company was receiving such services and benefits from Eureka. If the Company is required to operate these research and development functions separately in the future, or are unable to obtain them from other providers, the Company may not be able to operate the Company’s business effectively and could result in a material adverse effect.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature. The Company measures the fair value of certain of its financial assets and liabilities on a recurring basis. A fair value hierarchy is used to rank the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value which is not equivalent to cost will be classified and disclosed in one of the following three categories:

Level 1 — Quoted prices (unadjusted) in active markets for identical assets and liabilities.

Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as unadjusted quoted prices for similar assets and liabilities, unadjusted quoted prices in the markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Income Taxes

The Company recognizes deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards and establishes a valuation allowance when it is more likely than not that all or a portion of deferred tax assets will not be realized.

Accounting for uncertainty in income taxes is recognized based on a recognition threshold and measurement process for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2024, and June 30, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

Research and Development Expenses

The Company charges research and development costs to operations as incurred. The Company accrues for costs incurred by external service providers, including contract research organizations and clinical investigators, based on its estimates of service performed and costs incurred. These estimates include the level of services performed by third parties, patient enrollment in clinical trials when applicable, administrative costs incurred by third parties, and other indicators of the services completed. Based on the timing of amounts invoiced by service providers, the Company may also record payments made to those providers as prepaid expenses that will be recognized as expense in future periods as the related services are rendered. Research and development expenses for three months ended September 30, 2024 and 2023 primarily consisted of personnel costs for the design and development of clinical trials, legal and professional fees and, facilities related fees. Refer to Note 9 for the terms of the License Agreement, the Service Agreement, and the Statement of Work.

Deferred transaction costs

Deferred transaction costs consist primarily of expenses paid to attorneys, consultants, underwriters, and others related to the Merger, which were charged to shareholders’ equity upon the completion of the Merger. The Company completed the Merger on September 29, 2023.

Lease

Effective July 1, 2022, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities.

If any of the following criteria are met, the Company classifies the lease as a finance lease:

●	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

●	The lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise;

●	The lease term is for a major part of the remaining economic life of the underlying asset;

●	The present value of the sum of the lease payments and any residual value guaranteed by the lessee, that is not otherwise included in the lease payments substantially exceeds all of the fair value of the underlying asset; or

●	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Leases that do not meet any of the above criteria are accounted for as operating leases.

The Company combines lease and non-lease components in its contracts under Topic 842, when permissible.

Operating lease right-of-use (“ROU”) asset and lease liability were recognized at the adoption date of July 1, 2022, based on the present value of lease payments over the lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

In the event of lease modification, the Company followed ASC 842-10-25 through 25-12, “lessee accounting for a modification that is not accounted for as a separate contract,” to remeasure and reallocate the remaining consideration in the lease agreement and reassess the classification of the lease at the effective date of the modification.

The Company reviews the impairment of its ROU asset consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liability in any tested asset group and includes the associated operating lease payments in the undiscounted future pre-tax cash flows.

Segment reporting

The Company accounted for segment reporting in accordance with ASC 280, “Segment Reporting”. Based on qualitative and quantitative criteria established by ASC 280, the Company considers itself to be operating within one reportable segment.

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements — codification amendments in response to SEC’s disclosure Update and Simplification initiative which amend the disclosure or presentation requirements of codification subtopic 230-10 Statement of Cash Flows—Overall, 250-10 Accounting Changes and Error Corrections— Overall, 260-10 Earnings Per Share— Overall, 270-10 Interim Reporting— Overall, 440-10 Commitments—Overall, 470-10 Debt—Overall, 505-10 Equity—Overall, 815-10 Derivatives and Hedging—Overall, 860-30 Transfers and Servicing—Secured Borrowing and Collateral, 932-235 Extractive Activities— Oil and Gas—Notes to Consolidated Financial Statements, 946-20 Financial Services— Investment Companies— Investment Company Activities, and 974-10 Real Estate—Real Estate Investment Trusts—Overall. The amendments represent changes to clarify or improve disclosure and presentation requirements of above subtopics. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to existing SEC disclosure requirements or those that must provide financial statements to the SEC for securities purposes without contractual transfer restrictions, the effective date aligns with the date when the SEC removes the related disclosure from Regulation S-X or Regulation S-K. Early adoption is not allowed. For all other entities, the amendments will be effective two years later from the date of the SEC’s removal. The Company is currently evaluating the impact of the update on the Company’s unaudited condensed financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendment in this update enhances the transparency and decision usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted. The Company is currently evaluating the impact the adoption of ASU 2023-07 will have on its annual and interim disclosures.

The Company does not believe recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

Note 3 — Reverse recapitalization

Upon the consummation of the Business Combination, the following transactions (collectively, the “Transactions”) were completed, based on the Company’s capitalization as of September 29, 2023:

●	each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the effective time of the Business Combination (“Effective Time”) was no longer outstanding and thereupon were converted into and become one validly issued fully paid and non-assessable share of Common Stock, par value $0.001 per share, of the Company and all such shares constituted the only outstanding shares of capital stock of the Company as of immediately following the Effective Time;

●	The UPTD Units were automatically separated into underlying Common Stock and UPTD Warrants and are no longer be traded on the open market following the Closing;

●	Estrella issued 500,000 shares of Series A Preferred Stock to White Lion for $500,000 and 250,000 shares of Series A Preferred Stock to White Lion as commitment fee pursuant to the Common Stock Purchase Agreement immediately prior to the Effective Time;

●	Estrella issued (i) 1,520,000 shares of Series A Preferred Stock were issued to Lianhe World for $1,520,000, (ii) 1,000,000 shares of Series A Preferred Stock were issued to CoFame for $1,000,000, (iii) 730,000 shares of Series A Preferred Stock were issued to Tiger for $730,000 for deferred commission, (iv) 2,000,000 shares of Series A Preferred Stock were issued to Smart Crest for $2,000,000; (v) 2,000,000 shares of Series A Preferred Stock were issued to Xiao for $2,000,000 and (vi) 2,000,000 shares of Series A Preferred Stock were issued to Wang for $2,000,000, immediately prior to the Effective Time;

●	Estrella issued an unsecured 30-day promissory note to Hongbing Zhang in the principal amount of $0.3 million with an interest rate of 12% per annum;

●	Each share of Series A Preferred Stock and Series AA Preferred Stock that was issued and outstanding immediately prior to the Effective Time was automatically converted into a number of shares of Estrella Common Stock (See Note 12);

●	Each share of Estrella Common Stock was converted into 0.2407 shares of Company Common Stock; and

●	The Company issued 500,000 shares of Common Stock to each of Plentiful Limited and Lianhe World, respectively.

The following table presents the number of the Company’s Common Stock issued and outstanding immediately following the Reverse Recapitalization:

Common Stock
UPTD’s Common Stock outstanding prior to Reverse Recapitalization	2,329,920
Less: redemption of UPTD’s Common Stock	(628,688)
Common Stock issued to PIPE investment	1,000,000
Conversion of Estrella’s Common Stock into UPTD’s Common Stock	32,500,000
Total Common Stock outstanding	35,201,232

Estrella was determined to be the accounting acquirer given that Estrella effectively controlled the Company upon consummation of the Business Combination. The transaction is accounted for as a reverse recapitalization, which is equivalent to the issuance of Common Stock by Estrella for the net monetary assets of UPTD, accompanied by a recapitalization. Estrella was determined as the accounting acquirer and the historical financial statements of Estrella became the Company’s historical financial statements, with retrospective adjustments to give effect of the reverse recapitalization. The net assets of UPTD were recognized as of the Closing Date at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Closing Date are those of Estrella and Estrella’s operations are the only ongoing operations of the Company.

In connection with the Reverse Recapitalization, the Company raised approximately $726,339 of proceeds, presented as cash flows from financing activities, which included the contribution of $8,138,230 of funds held in UPTD’s trust account, $9,782 of cash held in UPTD’s operating cash account, net of $5,072,945 payable to UPTD’s public stockholders to redeem 467,122 public shares of UPTD’s Common Stock, $1,640,128 in transaction costs incurred by UPTD, and $708,600 prepayment of working capital loans issued to UPTD’s related parties.

The following table reconcile the elements of the Reverse Recapitalization to the statements of cash flows and the changes in shareholders’ equity (deficit):

September 29, 2023
Funds held in UPTD’s trust account	$8,138,230
Funds held in UPTD’s operating cash account	9,782
Less: amount payable to redeem public shares of UPTD’s Common Stock	(5,072,945)
Less: payments of transaction costs incurred by UPTD	(1,640,128)
Less: repayments of working capital loan – related parties of UPTD	(708,600)
Proceeds from the Reverse Recapitalization	726,339
Less: non-cash net deficit assumed from UPTD	(1,200,316)
Net distributions from issuance of Common Stock upon the Reverse Recapitalization	$(473,977)

The shares and corresponding capital amounts and all per share data related to the Company’s outstanding Common Stock prior to the Reverse Recapitalization have been retroactively adjusted using the Exchange Ratio of 0.2407.

Note 4 — Cash Held in Trust Account

The Company had cash held in a trust account, carried over from UPTD upon the consummation of the Business Combination. Such balance held in trust account was designated to pay UPTD’s shareholders who redeemed public shares of UPTD’s Common Stock before the consummation of the business combination. On October 3, 2023, the remaining balance of cash held in trust account was disbursed to the UPTD’s shareholder as mentioned above.

Note 5 — Extension Note Receivable

Pursuant to Merger Agreement, Estrella agreed to, upon request by UPTD, deposit the agreed reasonable amount to UPTD’s trust account in order to effectuate extension of UPTD’s deadline to consummate a business combination. Pursuant to the Merger Agreement, as of June 30, 2023, a total of $273,066 of six-monthly extension payments, each in the principal amount of $45,511, would be deposited into the Trust Account of UPTD, all of which were sourced by loans from Estrella (the “Extension Notes”). The Extension Notes bore no interest and were settled between Estrella and UPTD upon the consummation of the Business Combination on September 29, 2023.

Note 6 — Other payables and accrued liabilities

	As of September 30, 2024	As of June 30, 2024
	(Unaudited)
Accrued professional fees (i)	$183,989	$121,235
Salary and payroll taxes payable	2,167	10,241
Others	2,825	347
Total other payables and accrued liabilities	$188,981	$131,823

(i)	The balance of accrued professional fees represented amount due to third party service providers which include, legal and consulting fee related to research and development, and others.

Note 7 — Stock redemption payable

Stock redemption payable represents the balance payable to UPTD’s shareholders related to the redemption of public shares of UPTD’s Common Stock before the consummation of the business combination. On October 3, 2023, such balance was paid in full through the Company’s investment held in trust account. (see Note 4).

Note 8 — Commitments and contingencies

Manufacturing Commitment

On June 28, 2022, Eureka and the Company entered into the License Agreement under which Eureka granted to the Company a license under certain intellectual property controlled by Eureka for exploitation by the Company in the Company’s territory under the License Agreement (the “Licensed Territory”). Eureka will be solely responsible for the manufacture and supply of clinical quantities of the licensed products and final filled and finished (including packaged) drug product form of the licensed products for development and commercialization purposes in the field both in the Licensed Territory and elsewhere. Refer to Note 9.

Equity Financing Commitment

On April 20, 2023, UPTD entered into a Common Stock purchase agreement (as amended on April 26, 2023 and from time to time, the “Common Stock Purchase Agreement”) and a related registration rights agreement (the “White Lion RRA”) with White Lion. Pursuant to the Common Stock Purchase Agreement, following the Closing, the Company has the right, but not the obligation to require White Lion to purchase, from time to time, up to $50 million in aggregate gross purchase price of newly issued shares of Common Stock of the Company, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement, including, among others, the initial and any subsequent registration statement for the Equity Line Shares being declared effective by the SEC and remaining effective during the term of the Common Stock Purchase Agreement. In addition, under Nasdaq listing rules, the Company is not permitted to issue any Equity Line Shares under the Common Stock Purchase Agreement if such issuance would equal 20% or more of the Company’s outstanding common stock without obtaining majority approval by our stockholders, which had not been obtained as of the date hereof. On December 28, 2023, the Company’s registration statement on Form S-1 related to the Equity Line Shares was declared effective by the SEC. As of the date hereof, no Equity Line Shares have been issued to White Lion pursuant to the Common Stock Purchase Agreement.

Registration Rights

The holders of 312,200 shares of Common Stock that were issued to the initial stockholders of UPTD (the “Founder Shares”) and of 1,107,500 shares of Common Stock issued to certain investors in a private placement in connection with UPTD’s initial public offering (the “Private Shares”) are entitled to registration rights pursuant to a Registration Rights Agreement, dated July 14, 2021, among UPTD, TradeUP Acquisition Sponsor LLC and certain security holders named therein. The Company assumed the obligations of UPTD under such agreement upon consummation of the Business Combination. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company is also obligated to file a registration statement for the (i) Equity Line Shares that we may issue to White Lion pursuant to the Common Stock Purchase Agreement and White Lion RRA, (ii) up to 2,225,000 shares of Common Stock issuable upon exercise of the Warrants and (iii) the shares issued or that will be issued pursuant to the Subscription Agreements. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Contingencies

From time to time, the Company is or may be party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the Company’s unaudited condensed financial statements.

In some instances, the Company may be required to indemnify its licensors for the costs associated with any such adversarial proceedings or litigation. Third parties may assert infringement claims against the Company, its licensors or its strategic collaborators based on existing patents or patents that may be granted in the future, regardless of their merit. There is a risk that third parties may choose to engage in litigation or other adversarial proceedings with the Company, its licensors or its strategic collaborators to enforce or otherwise assert their patent rights.

Collaboration Agreement

On October 29, 2021, Eureka, entered into a Collaboration Agreement with Imugene Ltd, a clinical stage immune-oncology company to evaluate Imugene’s CF33-CD19t, its oncolytic virus onCARlytics technology in combination with Eureka’s CD19 ARTEMIS® T-cell therapy for the treatment of solid tumors.

On June 28, 2022, as part of the Separation, Eureka contributed and assigned the Collaboration Agreement to Estrella. Pursuant to the Collaboration Agreement, Estrella and Imugene have each granted to the other a royalty free, non-exclusive, worldwide license, with the right to grant and authorize sublicenses, to their respective technologies to conduct the research activities each is responsible for performing under the research plan set forth in the Collaboration Agreement. The research plan is required to be reviewed no less frequently than every six to eight months by a joint steering committee comprised of participants from each of Estrella and Imugene.

Allocation of Costs, unless otherwise agreed by the Parties in connection with a given Research Plan and associated Research Budget:

(a)	Eureka Costs: Eureka will be responsible for all FTE and other internal costs incurred in the performance of all Eureka Research Activities, as defined in the Collaboration Agreement;

(b)	Imugene Costs: Imugene will be responsible for all FTE and other internal costs incurred in the performance of all Imugene Research Activities, as defined in the Collaboration Agreement; and

(c)	Joint Costs: Eureka and Imugene will share equally (50:50) the out-of-pocket costs set forth in the applicable Research Budget plus Allowable Overruns, as defined in the Collaboration Agreement. If either Party incurs out-of-pocket costs in excess of the amount budgeted therefor in the applicable Research Budget plus Allowable Overruns, then the other Party will not be responsible for its 50% share to the extent in excess of such budgeted amount plus Allowable Overruns, unless the joint steering committee (“JSC”) approves such excess costs (either before or after such costs have been incurred).

The research plan under the Collaboration Agreement was completed as of August 30, 2023. The Company and Eureka recorded the costs associated with the Collaboration Agreement as research and development expenses in the amount of $0 and $29,498, For the three months ended September 30, 2024 and 2023, respectively.

On May 15, 2023, Estrella assigned a cost reimbursement receivable of $27,169 from Imugene under the Collaboration Agreement to Eureka. There was no impact on Estrella’s statements of operations.

Note 9 — Related Party Transactions

License Agreement

On June 28, 2022, in connection with the Contribution Agreement, Eureka, Eureka Cayman and Estrella entered a License Agreement under which Eureka and Eureka Cayman granted to Estrella a license under certain intellectual property controlled by Eureka for exploitation by Estrella in the Licensed Territory, which primarily includes the United States and the rest of the world, excluding China and the Association of Southeast Asian Nations.

Pursuant to the License Agreement, (1) Eureka will be solely responsible for the manufacture and supply of clinical quantities of the licensed products and final filled and finished (including packaged) drug product form of the licensed products (“Drug Product”) for development and commercialization purposes in the field both in the Licensed Territory and elsewhere, and (2) during the term of the License Agreement, Eureka will manufacture and supply, either itself or through an affiliate or a third party contract manufacturer, all of Estrella’s and its related parties’ clinical quantities requirements of Drug Product for Estrella’s and its related parties’ development activities with respect to the licensed products in the field in the Territory conducted in accordance with this agreement. Eureka and Estrella will use good faith efforts to negotiate and enter into a clinical supply agreement on reasonable and customary terms for the supply of Drug Product by Eureka to Estrella at a price equal to the fully burdened cost (the “Clinical Supply Agreement”), and a related quality agreement, which agreements will govern the terms and conditions of the manufacturing and clinical supply of Drug Product to Estrella. Furthermore, Eureka and Estrella’s collaboration will be overseen by a JSC. Eureka and Estrella will initially appoint one representative to the JSC, with each representative having knowledge and expertise in the development and commercialization of products similar to the licensed products and having sufficient seniority within the applicable party to provide meaningful input and make decisions arising within the scope of the JSC’s responsibility.

The License Agreement requires Estrella to make certain payments, including (a) an “upfront” payment of $1.0 million, payable in 12 equal monthly installments, (b) “milestone” payments upon the occurrence of certain events related to development and sales, with potential aggregate multi-million dollar payments upon FDA approval, and (c) royalty payments of a single digit percentage on net sales.

As of September 30, 2024 and June 30, 2024, Estrella had no remaining balance of accounts payable – related party related to the upfront payment under the License Agreement. As of September 30, 2024, two development milestones related to the IND submission of EB103 to the FDA (“Milestone 1”) and first patient dosed in the first clinical trial of a licensed product (“Milestone 2”) was earned by Eureka under the Agreement. Milestone payment related to Milestone 1 was accrued by Estrella and paid on October 10, 2023. Milestone payment of $50,000 related to Milestone 2  was accrued by Estrella in July 2024, and paid on September 3, 2024.

Services Agreement

On June 28, 2022, Estrella entered a Services Agreement with Eureka. Pursuant to the Services Agreement, Eureka will perform certain services for Estrella related the transfer of certain technology and the provision of certain technical assistance to facilitate Estrella’s exploitation of the intellectual property licensed by Eureka to Estrella under the License Agreement, and Eureka will perform such services for Estrella (the “Services”). Under the Services Agreement, Estrella shall pay Eureka (1) $10.0 million in connection with the Services payable in 12 equal monthly installments with the first payment to be made no later than five days after the Effective date and (2) reimburse Eureka on a monthly basis for reasonable pass-through costs incurred or paid to providers by Eureka in providing the Services. In addition, Estrella will be charged for other services performed by Eureka outside the scope of the Services per the Service Agreement, at a flat rate, by time or materials or as mutually agreed upon the parties in writing.

Eureka’s services commenced on June 28, 2022. As of both September 30, 2024, and June 30, 2024, Estrella had no accounts payable balance – related party related to the Service Agreement with Eureka.

For the three months ended September 30, 2024 and 2023, Estrella incurred $0 and approximately $4,000 pass-through costs related to clinical trials, respectively.

After the closing of the business combination on September 29, 2023, on October 10, 2023 Estrella remitted approximately $9.3 million to Eureka.

Statement of Work

On March 4, 2024, the Company, Estrella and Eureka entered into Statement of Work No. 001 (“SOW”) relating to the clinical trial services to be performed by Eureka in connection with STARLIGHT-1, the Phase I/II clinical trial of Estrella’s product candidate, EB103, a T-cell therapy targeting CD19 using ARTEMIS® T cell technology licensed by Estrella from Eureka. The trial is designed to assess the safety, tolerability, recommended Phase II dose, and preliminary anti-cancer activity of EB103 for the treatment of relapsed or refractory (R/R) B-cell non-Hodgkin lymphoma (NHL) patients.

The SOW is governed by the terms of the Services Agreement, dated June 28, 2022, between Estrella and Eureka (as amended by Amendment No. 1, effective as of October 1, 2022, and Amendment No. 2, effective as of March 1, 2023), and incorporates all the terms of the Services Agreement by reference. Notwithstanding the foregoing, the terms and conditions of the SOW govern in the event of any conflict with the terms and conditions of the Services Agreement.

The scope of work set forth in the SOW includes study start-up, patient dosing and related activities, study close-out, and reporting. Additionally, the SOW sets forth the various services Eureka will provide in connection with the clinical trial, including regulatory document development, site activation, patient enrollment and consent management, data collection, and pharmacovigilance.

Pursuant to the SOW, Estrella agrees to pay Eureka non-refundable net fees in connection with the achievement of certain milestones set forth in the SOW, with total fees of $33.0 million for achievement of all milestones, excluding additional pass-through costs and expenses incurred by Eureka and payable by Estrella as further described below. Such amount assumes 20 patients to be dosed and one clinical site is activated. An additional $500,000 will become payable to Eureka if a second site is activated following mutual agreement of Estrella and Eureka. In addition to the milestone payments, Eureka will invoice Estrella quarterly for additional pass-through costs and expenses incurred in connection with its services under the SOW. Estrella is required to settle invoices within 30 days, with Eureka reserving the right to impose monthly interest charges of 1.5% for undisputed amounts unpaid after 30 days. Estrella will also be responsible for payment of any taxes, fees, duties or charges imposed by any governmental authority in connection with the services provided by Eureka under the SOW, other than any taxes on Eureka’s income.

The first invoice payable to Eureka issuable upon execution of the SOW is for $3.5 million, covering the fees associated with the initiation of the study, the preparation and activation of the first study site, and the First Patient First Visit (FPFV) milestones. Prior to the commencement of the patient dosing phase, a deposit of $1.5 million is required to be delivered to Eureka to ensure the readiness for patient treatment expenses and will be applied against the final invoice, and any unused portion will be returned to Estrella following collection of all outstanding fees and costs payable to Eureka under the SOW. Additional invoices will be issued in connection with the patient dosing milestone, amounting to approximately $1.4 million per patient and a total cost $27.5 million for 20 patients, excluding any pass-through costs and additional expenses. The SOW provides an estimated dosing timeline of 6 patients by the end of 2024 and an additional 14 patients by the end of 2025. Lastly, a $2.0 million milestone fee will become due in connection with the study close-out phase, estimated to be completed by the end of 2025. Services provided in connection with this milestone include finalizing patient data, trial data cleaning, statistical analysis, and preparing and submitting the final study report.

As of September 30, 2024, the Company has paid $3.5 million to Eureka for covering the fees associated with milestones achieved, and deposited $1.5 million for patient treatment expenses, which will be applied to the final invoice, with any unused portion refunded once all fees are settled.

As of September 30, 2024, two patients have been dosed, and the Company has accrued $2.75 million in accrued liabilities – related party, for the corresponding dosing milestones.

On May 13, 2024, the Company and Eureka entered into Amendment No. 1 to the SOW, effective as of March 4, 2024, to clarify that in the event that Estrella exercises its right to terminate or suspend the engagement with Eureka by providing written notice to Eureka in accordance with the SOW, Estrella will only be obligated to compensate Eureka for (i) services provided by Eureka pursuant to the SOW (“Services”) in connection with milestones that were achieved prior to the date and time of such written notice, (ii) reasonable and documented pass-through costs incurred by Eureka on behalf of Estrella prior to the date and time of such written notice in connection with providing the Services and (iii) amounts payable to third parties pursuant to commitments reasonably entered into by Eureka on behalf of Estrella prior to the date and time of such written notice in connection with providing the Services, provided that Eureka shall make commercially reasonable efforts to cancel or reduce any such amounts.

Series AA Preferred Stock

On June 28, 2022, Estrella and Eureka entered into the Contribution Agreement pursuant to which Eureka agreed to contribute and assign to Estrella all rights, title and interest in and to the Assets in exchange for 105,000,000 shares of Estrella’s Series AA Preferred Stock (refer to Note 11). As of September 30, 2024 and June 30, 2024, Eureka collectively owned 69.9% and 69.7% of Estrella on a fully diluted basis, respectively.

Lease

On July 6, 2022, Estrella entered into an office lease contract with Eureka, to lease a 428 square feet office with a $2,000 payment. Under the original lease contract, the sublease agreement commenced on August 1, 2022 and expired on September 30, 2023. In November 2022, the sublease’s expiration date was amended to July 31, 2023. Therefore, such lease contained a lease term for 12 months and less after amendment. Further, on July 1, 2024, the Company entered into an office sublease agreement with Eureka. Pursuant to the Sublease Agreement, the sublease commenced on July 1, 2024 and expires on December 31, 2024 with $2,000 sublease fee per month.

Estrella elected not to apply the ROU and lease liability recognition requirements to above mentioned short-term lease as the modified lease term was less than twelve months. As a result of the lease amendment, Estrella then reduced the corresponding ROU and lease liability to $0 and continued to recognize the lease monthly payments in profit or loss on a straight-line basis over the remaining lease term period.

On October 1, 2023 Estrella entered into an office lease contract with Eureka, to lease 180 square feet of office space with $2,000 monthly lease payments for nine months without any renewal option.

For the three months ended September 30, 2024 and 2023, the Company incurred $6,000 and $2,000 rent expense from Eureka. Refer to Note 14.

As of September 30, 2024 and 2023, the outstanding balance of lease payments of $4,000 was recorded as accrued liability - related party on the Company’s unaudited condensed balance sheets, respectively.

Note 10 — Promissory note

On September 29, 2023, Estrella issued an unsecured promissory note to Hongbing Zhang, in the aggregate principal amount of $300,000 (the “Unsecured Note”). Interest began accruing on September 29, 2023 at a rate of 12% per annum until the outstanding amount has been paid in full. The Unsecured Note matures on October 30, 2023 and was paid in full on October 27, 2023.

Note 11 — Preferred Stock

Series AA Preferred Stock

On June 28, 2022, Estrella and Eureka entered into the Contribution Agreement pursuant to which Eureka contributed and assigned to Estrella all right, title and interest in and to the Assets in exchange for 105,000,000 shares of Estrella’s Series AA Preferred Stock. In accordance with ASC 805 “Common control transactions.” The transfer of the Assets was accounted for by Estrella at historical carrying values.

Series A Preferred Stock

On June 28, 2022, Estrella entered into a Series A Preferred Stock Purchase Agreement with an accredited third-party investor to raise gross proceeds of $5,000,000 by issuing 5,000,000 shares of its Series A Preferred Stock. The shares of Series A Preferred Stock were sold for $1.00 per share.

On each of July 31, 2023 and September 18, 2023, an aggregate of six third party investors executed joinders to Estrella’s Series A Preferred Stock Purchase Agreement. Pursuant to the joinders, such investors agreed to purchase an aggregate of 9,250,000 shares of Estrella’s Series A Preferred Stock for $9,250,000 immediately prior to the effective time of Estrella’s merger with UPTD. Subsequently and immediately prior to the effective time of the merger with UPTD, such shares of Estrella’s Series A Preferred Stock converted into Estrella Common Stock and then into Merger Consideration Shares based on an exchange ratio of 0.2407 determined by the total number of shares of Estrella Common Stock outstanding immediately prior to the Effective Time in accordance with the Merger Agreement. In addition, immediately prior to the Effective Time, 500,000 shares of Estrella’s Series A Preferred Stock were issued to White Lion for $500,000 and 250,000 shares of Estrella’s Series A Preferred Stock were issued to White Lion in consideration for its commitments under the Common Stock Purchase Agreement pursuant to the Joinder to the Series A Preferred Stock Purchase Agreement between Estrella and White Lion, dated April 20, 2023, as further described in Note 8 above.

The significant terms of the Series A, Series AA Preferred Stocks issued by Estrella are as follows:

Dividend Rights

Each holder of Preferred Stock shall be entitled to receive only when, as and if declared by the board of directors, out of any funds and assets legally available therefor, dividends on a pari passu basis at the rate of 8% of the original issue price of $1.00 per share. The dividend shall be non-cumulative and non-compounding.

Liquidation Rights

Series A Preferred Stock – In the event of any voluntary or involuntary liquidation, dissolution or winding up of Estrella, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of Estrella available for distribution to its stockholders or, in the case of a Deemed Liquidation Event (as defined below), out of the consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds, before any payment shall be made to the holders of Series AA Preferred Stock or Common Stock by reason of their ownership thereof, and amount per share equal to the applicable Original Issue Price, plus any dividends declared but unpaid thereon.

Series AA Preferred Stock – After payment of the full liquidation preference of the Series A Preferred Stock, then in the event of any voluntary or involuntary liquidation, dissolution or winding up of Estrella, the holders of shares of Series AA Preferred Stock then outstanding shall be entitled to be paid out of the assets of Estrella available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, out of the consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds. Before any payment shall be made to the holders of Common Stock by reason of their ownership, an amount per share equal to the applicable Original Issue Price, plus any dividends declare but unpaid thereon.

Distribution of Remaining Assets – If there are any remaining assets of the Estrella, such assets shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock, prorated based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock.

Voting Rights

Each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast two (2) votes for each share of Series A Preferred Stock held by such holder and each holder of outstanding shares of Series AA Preferred Stock shall be entitled to cast one (1) vote for each share of Series AA Preferred Stock held by such holder. Except as provided by law or by the other provisions of the amended and restated certificate of incorporation, holders of Preferred Stock shall vote together with holders of Common Stock as a single class.

Conversion Rights

Each share of Preferred Stock shall be convertible, at the option of the holder at any time and from time to time, and without the payment of additional consideration by the holder into such number of fully paid and non – assessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion. The Series A Conversion Price applicable to the Series A Preferred Stock shall initially be equal to $1.00. The Series AA Conversion Price applicable to the Series AA Preferred Stock shall initially be equal to $1.00. The Series A Conversion Price and the Series AA Conversion Price are referred to as “Conversion Price.” The initial Conversion Prices and the rate at which shares of applicable Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment in connection with certain dilutive issuances, share split, combinations, dividends, distributions, recapitalizations, mergers, consolidations, reclassifications, exchanges, and substitutions.

Pursuant to the Estrella’s amended and restated certificate of incorporation, holders of the Estrella’s Preferred Stock have the following methods of conversion: Automatic conversion upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $1.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock splits, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds to Estrella and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved by the board of directors or (b) the date and time, or the occurrence of an event, specified by vote or written consent of (i) the holders of at least a majority of the outstanding shares of Series A Preferred Stock and (ii) the holders of at least a majority of the outstanding shares of Series AA Preferred Stock, voting separately, then (x) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate (y) such shares may not be reissued by Estrella.

Redemption Rights

Both Series A Preferred Stock and Series AA Preferred Stock were mandatorily redeemable upon the occurrence of a “Deemed Liquidation Event” which includes the following: (1) a merger or consolidation in which (a) Estrella is a constituent party or (b) a subsidiary of Estrella is a constituent party and Estrella issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of Estrella outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (i) the surviving or resulting corporation; or (ii) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (2) (a) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by Estrella or any subsidiary of Estrella of all or substantially all the assets of Estrella and its subsidiaries taken as a whole, or (b) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of Estrella if substantially all of the assets of Estrella and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of Estrella.

Estrella shall use the consideration received by Estrella for such Deemed Liquidation Events mentioned above (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the board of directors of Estrella), together with any other assets of Estrella available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), to redeem all outstanding shares of Preferred Stock at a price per share equal to the applicable liquidation amount, which is equal to the original issue price of the Preferred Stock plus any declared but unpaid dividends. The Series A Preferred Stock must receive its liquidation amount prior to the Series AA Preferred Stock receives any payment.

The Series A Preferred Stock and the Series AA Preferred Stock were accounted for under Section 480-10-S99 — Distinguishing Liabilities from Equity (FASB Accounting Standards Codification 480) as amended by ASU 2009-04 — for Redeemable Equity Instruments (“ASU 2009-04”). Under ASU 2009-04, a redeemable equity security is to be classified as temporary equity if it is conditionally redeemable upon the occurrence of an event that is not solely within the control of the issuer. Therefore, the Company classified the Series A Preferred Stock and Series AA Preferred Stock as temporary equity in the consolidated balance sheet as of June 30, 2023.

Immediately prior to the consummation of the business combination on September 29, 2023, all shares of Estrella Series A and Series AA Preferred Stock were converted into Estrella Common Stock and each share of Estrella Common Stock was exchanged for shares of Common Stock at an exchange ratio of 0.2407.

Note 12 — Stockholders’ Equity (Deficit)

Before reverse recapitalization

Given the consideration of retroactive adjustments, upon incorporation on March 20, 2022, the Company’s authorized shares were 145,000,000 shares of Common Stock with a par value of $0.0001 per share.

After reverse recapitalization

Upon consummation of the business combination on September 29, 2023, each share of Estrella’s Common Stock was converted into 0.2407 shares of the Company’s Common Stock.

The Company’s authorized shares of Common Stock is 250,000,000 with a par value of $0.0001 per share (the “Common Stock”). Given the retroactive effect of the reverse recapitalization, as of June 30, 2023, there were 978,243 shares of Common Stock issued and outstanding.

Issuance of Common Stock upon the reverse recapitalization (see Note 3)

On September 29, 2023, upon the consummation of the Business Combination, the Company issued an aggregate total of 1,701,232 Common Stock to UPTD’s shareholders.

The following table presents the number of the Company’s ordinary shares issued upon the Reverse Recapitalization:

Ordinary Shares
UPTD’s Common Stock outstanding prior to Reverse Recapitalization	2,329,920
Less: redemption of UPTD’s Common Stock	(628,688)
Total shares issued upon the Reverse Recapitalization	1,701,232

Conversion of Series A Preferred Stock and the Series AA Preferred Stock

Immediately prior to the consummation of the business combination on September 29, 2023, all shares of Estrella Series A and Series AA Preferred Stock were converted into Estrella Common Stock and then into Merger Consideration Shares which is amounted to 28,888,675 shares of Common Stock based on an exchange ratio of 0.2407 determined by the total number of shares of Estrella Common Stock outstanding at the Effective Time in accordance with the Merger Agreement.

PIPE investment shares

In connection with the Merger, on September 14, 2023, UPTD entered into subscription agreements (the “Subscription Agreements”) with each of Plentiful Limited, a Samoan limited company (“Plentiful Limited”) and Lianhe World Limited (“Lianhe World,” together with Plentiful Limited, collectively, the “PIPE Investors”). Concurrently with the closing of the Business Combination, the Company issued 500,000 shares of Common Stock to each of Plentiful Limited and Lianhe World, respectively, for aggregate proceeds of $10,000,000.

Within thirty days following the date of the Closing, each PIPE Investor will also be entitled to receive 704,819 shares of Common Stock. Within five days following the date that is 24 months following the Closing (the “24-Month Date”), if the VWAP of Common Stock for the fifteen trading days prior to the 24-Month Date (the “24-Month Date VWAP”) is less than $8.30, then each of them will be entitled to a number of shares of Common Stock equal to (i) (A) 8.30 minus (B) the 24-Month Date VWAP multiplied by (ii) (A) the number of Shares held by the Investor on the 24-Month Date minus (B) the number of Shares acquired by the Investor following the Closing divided by 10.00.

On January 22, 2024, the Company completed the issuance of an additional 704,819 shares of Common Stock to each of the two PIPE Investors. The shares were issued as part of the consideration that each PIPE Investor was entitled to receive thirty days following the date of the closing of the Business Combination.

Warrants

In connection with the reverse recapitalization, the Company has assumed 2,214,993 Public Warrants outstanding. Public Warrants met the criteria for equity classification.

Each whole Warrant entitles the registered holder to purchase one whole share of the Company’s Common Stock at a price of $11.50 per share. Pursuant to the warrant agreement, a warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means that only a whole Warrant may be exercised at any given time by a warrant holder. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The Warrants will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 30 business days, after the closing of the initial Business Combination, it will use its reasonable commercially reasonable efforts to file, and within 60 business days following its initial Business Combination to have declared effective, a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Warrants. The Company will use its commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. No Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the Common Stock issuable upon exercise of the Warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the above, if the Company’s Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event it so elect, it will not be required to file or maintain in effect a registration statement, but it will be required to use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the Warrants become exercisable, the Company may call the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on third business day before the Company send the notice of redemption to the warrant holders.

The Company accounted for the 2,214,993 public Warrants assumed from the merger as equity instruments in accordance with ASC 480, “Distinguishing Liabilities from Equity” and ASC 815-40, “Derivatives and Hedging: Contracts in Entity’s Own Equity”.

Stock Repurchase Program

On January 30, 2024, the Company issued a press release announcing that its board of directors has authorized share repurchases of up to $1.0 million of its common stock. The authorization does not constitute a formal or binding commitment to make any share repurchases and the timing, amount and method of any share repurchases made pursuant to the authorization will be determined at a future date depending on market conditions and other factors. As of September 30, 2024, approximately $0.5 million remained available for repurchases.

As of September 30, 2024 and June 30, 2024, the Company has repurchased 431,723 and 321,724 shares of its common stock. For the three months ended September 30, 2024, the Company repurchased 109,929 shares of its common stock in open market transactions for $150,465 at a weighted average price per share of $1.37. The Company did not repurchase any shares of its Common stock during the same period in 2023.

Note 13 — Stock Based Compensation

At the special meeting of UPTD stockholders related to the Business Combination held on July 31, 2023, UPTD’s shareholders approved the adoption of the Company’s 2023 Omnibus Incentive Plan (the “2023 Plan”), which became effective on the Closing Date. Upon the closing of the Business Combination, 3,520,123 shares of Common Stock became authorized for issuance under the 2023 Plan. As of the date hereof, no shares of Common Stock have been issued under the Incentive Plan.

On May 27, 2022, Estrella’s board of directors approved its 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan provides for the grant of (i) options, (ii) share appreciation rights, (iii) restricted share awards, (iv) restricted share unit awards, and (v) other share awards. The aggregate number of shares of Common Stock that may be issued pursuant to the 2022 Plan will not exceed 15,000,000 shares of Common Stock. On May 27, 2022, the Company granted options under the 2022 Plan to purchase 15,000,000 shares of its Common Stock to its employees, board of directors, and other consultants. The total fair value of these stock options was approximately $1,638,381.

The stock-based compensation expense recorded in the Company’s results of operations. For the three months ended September 30, 2024 and 2023 were $0 and $1,194,653, respectively.

The breakdown of stock-based compensation by categories for the three months ended September 30, 2024 and 2023 are summarized below:

	For the Three months ended September 30, 2024	For the Three months ended September 30, 2023
	(Unaudited)	(Unaudited)
Research and development	$-	$453,968
General and administrative	-	740,685
Total stock-based compensation	$-	$1,194,653

The intrinsic value of the granted options was approximately $1.6 million. Upon completion of the business combination on September 29, 2023, the unvested options were vested upon consummation of the merger, under which the Company recognized the remaining unrecognized fair value as expense.

The Company estimated the fair value of the stock options using the Black-Scholes option pricing model. The fair value of employee stock options issued was estimated using the following assumptions:

Grant date	May 27, 2022
Exercise price	$0.001
Estimated stock price	$0.11
Expected volatility	120.0%
Expected term (in years)	4.00
Risk-free interest rate	3.00%

The risk-free interest rate was obtained from U.S. Treasury rates for the applicable periods. The Company’s expected volatility was based upon the implied volatility of a portfolio of comparable companies. The expected life of the Company’s options was determined using the actual remaining life of the stock option. The fair value of the Common Stock input was determined by the board of directors based on a variety of factors, including valuation prepared by a third party, the Company’s financial position, the status of development efforts within the Company, the current climate in the marketplace and the prospects of a liquidity event, among others.

For the three months ended September 30, 2024, no additional stock options were granted.

On May 27, 2022, all employees, the board of directors, and other consultants elected to exercise the stock options granted by the Company early. The total proceeds received by the Company amounted to $15,000 and was recorded as other liability due to the terms of the early exercised shares, which are subject to repurchase until such shares are vested and are required to be returned to the Company if the vesting conditions are not satisfied. Such other liability account should be cleared at the time the exercised shares are vested or repurchased. As of September 30, 2024 and June 30, 2024, the unamortized balance of the above mentioned other liability amounted to $0, based on the vesting period.

A summary of early-exercised stock option’s vesting activity are as follows:

	Number of Shares*	Weighted-Average Grant Date Fair Value per share
Balance of unvested early-exercised stock option at June 30, 2023	2,633,082	$0.46
Vested early-exercised stock option	(2,633,082)	$0.46
Balance of unvested early-exercised stock option at June 30, 2024	-	$-
Vested early-exercised stock option	-	$-
Balance of unvested early-exercised stock option at September 30, 2024	-	$-

*	Giving retroactive effect to reverse recapitalization effected on September 29, 2023 to reflect exchange ratio of approximately 0.2407 as described in Note 3

Note 14 — Leases

On July 6, 2022, the Company entered into an office lease contract with Eureka, a related party (“Lease 1”). Under the original lease contract, the sublease agreement commenced on August 1, 2022 and expires on September 30, 2023. In November 2022, the sublease’s expiration date was amended to July 31, 2023.

On October 1, 2023 Estrella entered into an office lease contract with Eureka, a related party (“Lease 2”) for nine months without any renewal option.

On July 1, 2024, the Company entered into an office sublease agreement with Eureka (“Lease 3”) for six months without any renewal option.

The Company’s office lease was classified as an operating lease. The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants.

The Company elected not to apply the ROU and lease liability recognition requirements to above mentioned short-term lease in accordance with ASC 842-20-25-2. As a result of the lease amendment, the Company then reduced the corresponding ROU and lease liability to $0 from Lease 1 and continued to recognize the lease monthly payments in profit or loss on a straight–line basis over the remaining lease term period.

Rent expense for the three months ended September 30, 2024 and 2023 was $6,000 and $2,000, respectively.

Note 15 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the issuance date. Except as described below, there were no material subsequent events that required recognition or disclosure in the Company’s unaudited condensed financial statements.

Consulting Agreement with Times Investment Holdings Limited

On October 1, 2024, the Company entered into a consulting agreement with Times Investment Holdings Limited (“Times”) to provide financing advice and service in connection with the sale of equity interests in the Company of no less than $10,000,000 on terms acceptable to the Company. Under this agreement, Times is eligible for a success fee and warrants if a financing transaction equal to or exceeding the threshold is completed during the term of the agreement. As of the issuance date of these financial statements, these conditions have not been met, and therefore no warrants have been issued. If the milestones are achieved in future reporting periods, the Company may recognize stock-based compensation expense related to the issuance of these warrants, which could impact future financial results. Management will continue to monitor the status of the milestones and will provide additional disclosures in subsequent filings if warranted.

Consulting Agreement with One Nine Limited

On October 30, 2024, the Company’s Board of Directors approved the issuance of warrants to One Nine Limited (“One Nine”) as part of a consulting agreement dated July 3, 2024 contingent upon the achievement of certain milestones. Specifically, One Nine is eligible for a success fee and warrants if a financing transaction meeting or exceeding a specified threshold is completed during the term of the agreement. As of the issuance date of these financial statements, these conditions have not been met, and therefore no warrants have been issued. If the milestones are achieved in future reporting periods, the Company may recognize stock-based compensation expense related to the issuance of these warrants, which could impact future financial results. Management will continue to monitor the status of the milestones and will provide additional disclosures in subsequent filings if warranted.

Stock option grants

On October 31, 2024, the Board of Directors approved 3.6 million stock options, representing approximately 10% of the Company’s outstanding shares, to the Company’s executives and certain consultants. These options have an exercise price of $0.815 and will vest over three to four years. The grants are expected to result in additional stock-based compensation expense in future periods.

Consulting Agreement with CoFame Investment Management Co. Ltd.

On November 1, 2024, the Company entered into a consulting agreement with CoFame Investment Management Co. Ltd. (“CoFame”) to provide financing advice and service in Asia. The Company’s Chairman of the Board of Directors, Hong Zhang, is the beneficial owner of CoFame. Under the agreement, CoFame will receive an upfront fee of $55,000 and a consulting fee at an annual rate of $220,000. In addition, Hong Zhang will be granted options, vested over 45 months, to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $0.815. The terms of this agreement were approved by the Audit Committee and the Board of Directors and were deemed to be at fair market value. The option grant is expected to result in additional stock-based compensation expense in future periods.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Unless the context otherwise requires, for purposes of this section, the terms “Company,” “we,” “us,” “our,” refer to Immunopharma, Inc. collectively with its subsidiary Estrella Biopharma, Inc., while the term “Estrella” refers to Estrella Biopharma, Inc. prior to closing of the business combination (the “Business Combination”) with TradeUP Acquisition Corp. (“UPTD”) on September 29, 2023. The following discussion and analysis of our results of operations and financial condition should be read together with our unaudited condensed financial statements and the notes thereto, which are included elsewhere in this Report and our Annual Report on Form 10-K for the year ended June 30, 2024 (the “Annual Report”) filed with the SEC. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Overview

The Company is a clinical-stage biopharmaceutical company developing T-cell therapies with the capacity to address treatment challenges for patients with blood cancers and solid tumors. We believe T-cell therapy continues to represent a revolutionary step towards providing a potential solution for many forms of cancer, including cancers poorly addressed by current approaches.

On June 28, 2022, pursuant to the Contribution Agreement, Eureka contributed certain assets related to T-cell therapies targeting CD19 and/or CD22 to Estrella in exchange for 105,000,000 shares of Series AA Preferred Stock of Estrella (the “Separation”). Eureka determined that the Separation would allow for the flexibility to create a capital structure tailored to Estrella’s strategic goals, provide increased access to capital markets, allow for greater focus on the product candidates contributed to Estrella, and result in a dedicated management team.

As part of the Separation, Estrella entered into a License Agreement with Eureka and Eureka Therapeutics (Cayman) Ltd., an affiliate of Eureka, and a Services Agreement with Eureka, and Eureka contributed and assigned the Collaboration Agreement between Eureka and Imugene to Estrella. The License Agreement grants Estrella an exclusive license to develop CD19 and CD22-targeted T-cell therapies using Eureka’s ARTEMIS® platform. Under the Services Agreement, Eureka has agreed to perform certain services for us in connection with the development of our product candidates, EB103 and EB104, and researching the use of EB103 in conjunction with CF33-CD19t. The Collaboration Agreement establishes our collaboration with Imugene related to the development of solid tumor treatments using CF33-CD19t in conjunction with EB103.

On March 2, 2023, the FDA cleared the IND application for EB103, allowing Estrella to proceed with the Phase I/II STARLIGHT-1 Clinical Trial.

On March 4, 2024, Estrella and Eureka entered into Statement of Work No. 001 (“SOW”) relating to the clinical trial services to be performed by Eureka in connection with STARLIGHT-1, the Phase I/II clinical trial of Estrella’s product candidate, EB103, a T-cell therapy targeting CD19 using ARTEMIS® T cell technology licensed by Estrella from Eureka. Pursuant to the SOW, Estrella agrees to pay Eureka non-refundable net fees in connection with the achievement of certain milestones set forth in the SOW, with total fees of $33.0 million for achievement of all milestones. As of September 30, 2024, Estrella has paid $3.5 million to Eureka for covering the fees associated with milestones that have been achieved.

To date, Estrella has funded its operations primarily from the June 28, 2022 issuance of $5.0 million of our Series A Preferred Stock, and net proceeds of approximately $20.1 million raised from completion of the Business Combination on September 29, 2023. We have a limited operating history. Since our inception, our operations have focused on preparing for the Business Combination, regulatory filings (including the INDs), planning preclinical and clinical studies, and building our management team. We do not have any product candidates approved for sale and have not generated any revenue from product sales.

As of September 30, 2024, we had an accumulated deficit of approximately $22.9 million. We have remitted payment of approximately $11.2 million to Eureka, consisting of the upfront payment incurred under the License Agreement and monthly service provided by Eureka under the Services Agreement on October 10, 2023. In addition, in March 2024, we have paid $3.5 million to Eureka for covering the fees associated with the milestones achieved. In June 2024, we has made a deposit of $1.5 million towards patient treatment expenses, which will be applied to the final invoice, with unused portion of this deposit will be refunded once all expenses are fully settled.

We anticipate that our expenses will increase significantly in connection with our ongoing activities, as we:

●	continue to advance preclinical and clinical development of our product candidates and preclinical programs;

●	seek regulatory approval for any product candidates that successfully complete clinical trials;

●	scale up our clinical and regulatory capabilities;

●	adapt our regulatory compliance efforts to incorporate requirements applicable to marketed products;

●	maintain, expand, and protect our intellectual property portfolio;

●	add operational, financial and management information systems and personnel, including personnel to support our product development and planned future commercialization efforts; and

●	incur additional legal, accounting and other expenses in operating as a public company.

Recent Developments

The Business Combination and Public Company Costs

On September 29, 2023, we consummated the previously announced Business Combination with UPTD pursuant to the terms of the Merger Agreement by and among UPTD, Merger Sub and Estrella. No closing conditions set forth in the Merger Agreement were waived by either UPTD or Estrella. Moreover, concurrently with closing of the Merger, Estrella consummated the following transactions: (i) sales of 9.25 million shares of Estrella Series A Preferred Stock for $9.25 million ($730,000 of which was comprised of funds in the trust account delivered to the Company at the closing of the Business Combination that would have otherwise been paid to US Tiger Securities, Inc as a deferred underwriting fee in connection with UPTD’s initial public offering), which shares were converted to shares of Estrella Common Stock and subsequently exchanged for Merger Consideration Shares of UPTD immediately prior to the effective time of the merger at an exchange ratio of 0.2407, with such shares becoming shares of New Estrella Common Stock from and after the effective time of the Merger; (ii) issuance of 500,000 shares of Estrella’s Series A Preferred Stock to White Lion for $500,000 and 250,000 shares of Estrella Series A Preferred Stock to White Lion in consideration for its commitments under the Common Stock Purchase Agreement, dated April 20, 2023, between UPTD and White Lion and in accordance with the Joinder to the Series A Preferred Stock Purchase Agreement between Estrella and White Lion, dated April 20, 2023, which shares were subsequently converted to shares of Estrella Common Stock and exchanged for Merger Consideration Shares of UPTD at an exchange ratio of 0.2407, with such Merger Consideration Shares becoming shares of New Estrella Common Stock from and after the effective time of the Merger and (iii) issued an unsecured promissory note to a third party for $300,000 at 12% interest per annum, which will be payable 30 days after the closing date of the Merger of September 29, 2023 and subsequently settled on October 26, 2023.

While the legal acquirer in the Business Combination was UPTD, for financial accounting and reporting purposes under U.S. GAAP, Estrella was the accounting acquirer, and the Business Combination was accounted for as a “reverse recapitalization.” A reverse recapitalization (i.e., a capital transaction involving the issuance of stock by UPTD for the stock of Estrella) does not result in a new basis of accounting, and the consolidated financial statements of the combined company represent the continuation of the consolidated financial statements of Estrella in many respects. Accordingly, the consolidated assets, liabilities and results of operations of Estrella became the historical consolidated financial statements of the combined company, and UPTD’s assets, liabilities, and results of operations were consolidated with Estrella beginning on the Closing Date. Operations prior to the Business Combination are presented as those of Estrella. The net assets of UPTD are recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded upon execution of the Business Combination.

As a consequence of the Merger, Estrella became the successor to an SEC-registered and Nasdaq-listed company which will require Estrella to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Estrella expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Estrella’s future results of consolidated operations and financial position may not be comparable to historical results as a result of the Business Combination.

On June 26 2024, the Company filed a Certificate of Ownership and Merger with the Delaware Secretary of State to effect a merger (the “Merger 1”) with its wholly-owned subsidiary, Estrella, pursuant to Section 253 of the Delaware General Corporation Law. The Merger 1 was approved by resolutions duly adopted by the unanimous written consent of the Company’s board of directors. The Merger 1 became effective at 11:59 PM Eastern Time on June 30, 2024, at which time the separate existence of Estrella ceased, and the Company became the surviving corporation.

Results of Operations

Estrella was formed on March 30, 2022, and has not commenced revenue-producing operations. To date, our operations have consisted of the development and early-stage testing of our initial product candidates, EB103 and EB104, preparation and submission of the IND Application for and researching the use of EB103 in conjunction with CF33-CD19t.

The results of operations for the three months ended September 30, 2024 represented our results of operations to be comparable with the same period in 2023.

There are two major expenses incurred for the operation:

Research and Development Expenses

Research and development expenses consist primarily of costs related to conducting work related to IND-enabling, IND-filing and clinical trial preparation, which were mainly performed by Eureka. For the three months ended September 30, 2024 and 2023, we incurred approximately $2.8 million and $0.5 million of research and development expenses, respectively. All research and development expense incurred for the periods presented above were dedicated to the development of ARTEMIS® T-cell therapies targeting CD19 and CD22. The increase in research and development expenses was mainly due to Estrella incurring higher service fees with Eureka due to completion of two patients dosing under the SOW for the three months ended September 30, 2024 compared to the same period in 2023. The increase was offset by decrease of stock based compensation of approximately $0.5 million as no stock-based compensation was incurred during the three months ended September 30, 2024.

Our breakdown of research and development expenses by categories for the three months ended September 30, 2024 and 2023 are summarized below:

	For the three months Ended September 30, 2024	For the three months Ended September 30, 2023
Consulting and laboratory related fee	$2,826,000	$29,498
Stock based compensation	-	453,968
Total research and development	$2,826,000	$483,466

General and administrative expense

For the three months ended September 30, 2024, and 2023, we incurred approximately $0.6 million and $1.4 million in general and administrative expenses, respectively. The decrease was mainly due to extensive professional fees and stock-based compensation incurred upon the consummation of the Business Combination during the three months ended September 30, 2023, which were not present during the same period in 2024.

Net Loss

We incurred a net loss of approximately $3.4 million and $1.9 million for the three months ended September 30, 2024 and 2023, respectively. We expect our research and development expenses to continue to increase as we continue to work with Eureka to advance the IND filings, preclinical and clinical development of our product candidates and preclinical programs, seek regulatory approval for any product candidates that successfully complete clinical trials, scale up our clinical and regulatory capabilities, adapt our regulatory compliance efforts to incorporate requirements applicable to marketed products, maintain, expand, and protect our intellectual property portfolio, add operational, financial, and management information systems and personnel, including personnel to support our product development and planned future commercialization efforts, and incur additional legal, accounting, and other expenses in operating as a public company.

Liquidity and Capital Resources

As of September 30, 2024, we had cash of approximately $1.8 million. Our ability to fund our operations is dependent on the amount of cash on hand, our ability to raise debt or additional equity financing, and ultimately our ability to generate sufficient revenue. We have expended substantial funds on research and development, have experienced losses and negative cash flows from operations since our inception, and expect losses and negative cash flows from operations to continue until such time that our product candidates receive regulatory approval and we generate sufficient revenue and positive cash flow from operations, if ever.

To date, we have not generated any revenue from any source, and we do not expect to generate revenue for at least the next few years. If we fail to complete the development of our product candidates in a timely manner or fail to obtain their regulatory approval, our ability to generate future revenue will be adversely affected. We do not know when, or if, we will generate any revenue from our product candidates, and we do not expect to generate revenue unless and until we obtain regulatory approval of, and commercialize, our product candidates.

We expect our expenses to increase significantly in connection with our ongoing activities, particularly as we continue research and development, and seek marketing approval for, our product candidates. In addition, if we obtain approval for any of our product candidates, we expect to incur significant commercialization expenses related to sales, marketing, manufacturing, and distribution. Furthermore, following the completion of the Business Combination, we expect to incur additional costs associated with operating as a public company.

On September 29, 2023, the Business Combination and several concurrent financing transactions were consummated, with Estrella receiving net proceeds of approximately $20.1 million, after deducting $5.07 million payable to redeem 467,122 shares of UPTD Common Stock at $10.86 per share in connection with the special meeting of UPTD stockholders related to the Business Combination held on July 31, 2023, $1.6 million for transaction expenses and $0.7 million for repayment of working capital loans, consisting of: (i) $9.75 million from the issuance of shares of Estrella Series A Preferred Stock immediately prior to the closing of the Business Combination ($0.7 million of which was comprised of funds in the trust account delivered to Estrella at the closing of the Business Combination that would have otherwise been paid to US Tiger Securities, Inc. as a deferred underwriting fee in connection with UPTD’s IPO); (ii) $0.3 million from the issuance of an unsecured promissory note by us to a third party investor; (iii) $0.7 million from the funds held in UPTD’s trust account; and (iv) $10 million from the PIPE investors pursuant to the Subscription Agreements.

On October 10, 2023, we remitted approximately $9.3 million to Eureka upon consummation of the Business Combination. We expect to devote the remaining net proceeds from the Business Combination to the preclinical and clinical development of our product candidates and our public company compliance costs. Based on our current operating plan, we expect that the net proceeds from the Business Combination and our ability to raise funds in the future through the issuance and sale of Equity Line Shares to White Lion will allow us to fund our operating expenses and capital requirements through one year from the issuance of these consolidated financial statements. However, this estimate is subject to various uncertainties and risks, some of which are beyond our control. We may use our available capital resources sooner than we currently anticipate, and we may need to seek additional funds sooner than planned. Our estimate as to how long we expect such proceeds to be able to fund our operating expenses and capital requirements is based on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Changing circumstances, some of which may be beyond our control, could result in fewer cash and cash equivalents available to us or cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

On March 4, 2024, the Company and Eureka entered into Statement of Work No. 001 (“SOW”) relating to the clinical trial services to be performed by Eureka in connection with STARLIGHT-1, the Phase I/II clinical trial of Estrella’s product candidate, EB103, a T-cell therapy targeting CD19 using ARTEMIS® T cell technology licensed by Estrella from Eureka. Pursuant to the SOW, Estrella agreed to pay Eureka non-refundable net fees in connection with the achievement of certain milestones set forth in the SOW, with total fees of $33.0 million for achievement of all milestones. As of September 30, 2024, the Company had expensed approximately $6.3 million to Eureka for covering the fees associated with the milestones achieved. In addition, we deposited $1.5 million with Eureka for patient treatment expenses, which will be applied to the final invoice, with any unused portion refunded once all fees are settled.

On May 13, 2024, the Company and Eureka entered into Amendment No. 1 to the SOW, effective as of March 4, 2024, to clarify that in the event that Estrella exercises its right to terminate or suspend the engagement with Eureka by providing written notice to Eureka in accordance with the SOW, Estrella will only be obligated to compensate Eureka for (i) services provided by Eureka pursuant to the SOW (“Services”) in connection with milestones that were achieved prior to the date and time of such written notice, (ii) reasonable and documented pass-through costs incurred by Eureka on behalf of Estrella prior to the date and time of such written notice in connection with providing the Services and (iii) amounts payable to third parties pursuant to commitments reasonably entered into by Eureka on behalf of Estrella prior to the date and time of such written notice in connection with providing the Services, provided that Eureka shall make commercially reasonable efforts to cancel or reduce any such amounts.

Our future operations are highly dependent on a combination of factors, including but not necessarily limited to (1) the success of our research and development programs; (2) the timely and successful completion of any additional financing; (3) the development of competitive therapies by other biotechnology and pharmaceutical companies; (4) our ability to manage growth of the organization; (5) our ability to protect our technology and products; and, ultimately (6) regulatory approval and successful commercialization and market acceptance of our product candidates.

In addition, there is no assurance that the Warrant holders will exercise their Warrants because they are currently out of the money. As of September 30, 2024, the closing price of our Common Stock was $1.16 per share, which is significantly lower than the exercise price of the Warrants of $11.50 per share. Therefore, it is unlikely that the warrant holders will exercise their warrants unless the market price of our Common Stock increases substantially above the exercise price. The cash proceeds associated with the exercise of the Warrants are dependent on the stock price and the number of Warrants being exercised. We cannot predict when or if any Warrants will be exercised, and it is possible that none or only a small number of Warrants will ever be exercised. Therefore, we may not be able to rely on the warrant exercise as a source of liquidity or capital resources.

Furthermore, although the Common Stock Purchase Agreement with White Lion provides that the Company may, in its discretion, from time to time, direct White Lion to purchase shares of up to $50.0 million of Common Stock (“Equity Line Shares”) from the Company in one or more purchases in accordance with the Common Stock Purchase Agreement, the Company is not permitted to issue any Equity Line Shares under the Common Stock Purchase Agreement without obtaining majority stockholder approval if such issuance would equal 20% or more of the Company’s outstanding common stock, which had not been obtained as of the date hereof and may not be obtained in the future. On December 28, 2023, the Company’s registration statement on Form S-1 related to the Equity Line Shares was declared effective. As of the date hereof, no Equity Line Shares have been issued to White Lion under the Common Stock Purchase Agreement.

We plan to raise additional capital in the future in order to continue our research and development programs and fund operations. However, our ability to raise additional capital in the equity or debt markets is dependent on various factors, and there is no assurance that such financing will be available on acceptable terms, or at all. The market demand of our equity is subject to a number of risks and uncertainties, including but not limited to, negative economic conditions, adverse market conditions, and adverse financial results.

Cash Flows

Operating activities

Net cash used in operating activities was approximately $2.2 million for the three months ended September 30, 2024, and was primarily attributable to (a) a net loss of approximately $3.4 million, (b) approximately $1.5 million prepaid expense to Eureka for patient treatment expenses, which will be applied to the final invoice, with any unused portion refunded once all fees are settled, and (c) approximately $0.1 million increase in prepaid expense as we prepaid various service providers which we expect to be amortized within the next 12 months, offset by (a) a $57,000 increase in other payables and accrued liabilities, due to additional professional fees accrued during the period, and (b) approximately $2.7 million increase in accrued liability – related party as additional service charges were incurred from Eureka following the completion of two patients dosing milestone.

Net cash used in operating activities was approximately $0.3 million for the three months ended September 30, 2023, and was primarily attributable to a net loss of approximately $1.9 million, offset by approximately $1.6 million increase in non-cash item such as stock-based compensation as we incurred amortization for the three months ended September 30, 2023 related to the stock options granted to our employees, board of directors, and other consultants under the Incentive Plan.

Investing activities

Net cash used in investing activities was approximately $0.1 million for the three months ended September 30, 2023, and was primarily attributable approximately $0.1 million loan to UPTD as Monthly Extension Payment before merger.

Financing activities

Net cash used in financing activities was approximately $0.2 million for the three months ended September 30, 2024, and was primarily attributable to approximately $0.2 million payment in stock repurchase.

Net cash provided by financing activities was approximately $20.0 million for the three months ended September 30, 2023, and was primarily attributable to approximately $20.0 million net proceed received from the consummation of the Business Combination, which included approximately $9.0 million in gross proceeds raised through sales of Estrella Series A Preferred Stock immediately prior to the effective time of the Merger, approximately $0.3 million raised through issuance of an unsecured promissory note by Estrella to a third party investor, approximately $0.7 million proceeds raise from the reverse recapitalization, and $10.0 million net proceeds from the PIPE Investment that closed concurrently with the consummation of the Business Combination.

Off-Balance Sheet Arrangements

As of September 30, 2024 and June 30, 2024, we did not have, nor do we currently have, any off-balance sheet arrangements as defined under the rules and regulations of the SEC.

Commitments & Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

License Agreement

Pursuant to the License Agreement, we were obligated to make (i) a one-time, non-refundable, non-creditable payment of $1.0 million, payable in twelve equal monthly installments, (ii) certain one-time, non–refundable, non-creditable development “milestone” payments upon the occurrence of certain events related to development and sales, with potential aggregate multi-million dollar payments upon FDA approval, and (iii) royalty payments of a single digit percentage on net sales during any consecutive 12-month period.

As of September 30, 2024, we have fully paid the license fee to Eureka.

As of September 30, 2024, two development milestones related to the submission of EB103 to the FDA (“Milestone 1”) and first patient dosed in the first clinical trial of a licensed product (“Milestone 2”) was earned by Eureka under the Agreement. Milestone payment related to Milestone 1 was accrued by Estrella and paid on October 10, 2023. Milestone payment related to Milestone 2 was accrued by Estrella in July 2024, and the balance was paid on September 3, 2024.

No other development milestones, except those mentioned above, sales milestone, or royalty payment has been earned as we do not have any product candidates approved for sale and have not generated any revenue from product sales.

Collaboration Agreement

Pursuant to the Collaboration Agreement, we and Imugene will be separately responsible for all qualified full-time person (“FTE”) and other internal costs incurred in the performance of its research, as well as the full cost of procurement of leukopaks and purification of T-cells from two donors, and of manufacturing and quality control of EB103 T-cells under the research plan. Any joint cost will be shared equally. If either we or Imugene incurs out-of-pocket costs in excess of the amount budgeted for such costs in the applicable research budget plus allowable overruns, then the other party will not be responsible for its 50% share of the excess of such budgeted amount plus allowable overruns, unless the joint steering committee approves such excess costs (either before or after such costs have been incurred). The research plan under the Collaboration Agreement was completed as of August 30, 2023.

Services Agreement

Pursuant to the Services Agreement, we agreed to (i) pay Eureka $10.0 million in connection with the services thereunder payable in 12 equal monthly installments and (ii) reimburse Eureka on a monthly basis for reasonable pass-through costs incurred or paid to providers by Eureka in providing the services. In addition, we will be charged for other services performed by Eureka outside the scope of the services set forth in the Services Agreement, at a flat rate, by time or materials or as mutually agreed upon the parties in writing. As of September 30, 2024, we had remitted to Eureka a total of $10,000,000 plus $117,920 of pass-through costs for services provided pursuant to the Services Agreement.

Statement of Work

Pursuant to the SOW, Estrella agreed to pay Eureka total fees of $33.0 million in connection with the Phase I/II clinical trial of Estrella’s product candidate, EB103, a T-cell therapy targeting CD19 using ARTEMIS® T cell technology licensed by Estrella from Eureka. As of September 30, 2024, we had paid $3.5 million to Eureka for covering the fees associated with milestones achieved, and deposited $1.5 million for patient treatment expenses, which will be applied to the final invoice, with any unused portion refunded once all fees are settled.

In addition, two patients dosing milestone has completed during the three month ended September 30, 2024, and the Company has accrued $2.75 million in accrued liabilities – related party, for the corresponding dosing milestones.

Equity Financing Commitment

On April 20, 2023, UPTD entered into a Common Stock purchase agreement (as amended on April 26, 2023 and from time to time, the “Common Stock Purchase Agreement”) and a related registration rights agreement (the “White Lion RRA”) with White Lion. Pursuant to the Common Stock Purchase Agreement, following the Closing, the Company has the right, but not the obligation to require White Lion to purchase, from time to time up to $50.0 million in aggregate gross purchase price of newly issued shares of Common Stock of the Company, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement, including, among others, the initial and any subsequent registration statement for the Equity Line Shares being declared effective by the SEC and remaining effective during the term of the Common Stock Purchase Agreement. In addition, under Nasdaq listing rules, the Company is not permitted to issue any Equity Line Shares under the Common Stock Purchase Agreement if such issuance would equal 20% or more of the Company’s outstanding common stock without obtaining majority approval by our stockholders, which had not been obtained as of the date hereof. On December 28, 2023, the Company’s registration statement on Form S-1 related to the Equity Line Shares was declared effective by the SEC. As of the date hereof, no Equity Line Shares have been issued to White Lion pursuant to the Common Stock Purchase Agreement.

Registration Rights

The holders of 312,200 shares of common stock that were issued to the initial stockholders of UPTD (the “Founder Shares”) and of 1,107,500 shares of Common Stock issued to certain investors in a private placement in connection with UPTD’s initial public offering (the “Private Shares”) are entitled to registration rights pursuant to a registration rights agreement, dated July 14, 2021, among UPTD, TradeUP Acquisition Sponsor LLC and certain security holders named therein. The Company assumed the obligations of UPTD under such agreement upon consummation of the Business Combination. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. We are also obligated to file a registration statement for the (i) Equity Line Shares that we may issue to White Lion pursuant to the Common Stock Purchase Agreement and White Lion RRA, (ii) up to 2,225,000 shares of Common Stock issuable upon exercise of the Warrants and (iii) the shares issued or that will be issued pursuant to the Subscription Agreements. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The Company filed a registration statement on Form S-1 with the SEC on October 10, 2023 and subsequently filed Amendment No. 1 and Amendment No. 2 thereto on November 13, 2023 and December 18, 2023, respectively, with respect to the Founder Shares, Private Shares, Equity Line Shares, the shares of Common Stock issuable upon exercise of the Warrants and certain shares issuable under the Subscription Agreements. The registration statement was declared effective by the SEC on December 28, 2023.

Critical Accounting Policies

Our financial statements accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting estimates that are significant to the preparation of our financial statements. These estimates are important for an understanding of our financial condition and results of operation. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe no critical accounting estimate was identified other than below listed significant estimate and accounting policies.

Stock-Based Compensation

We recognize compensation costs resulting from the issuance of stock-based awards to employees, non-employees, and directors as an expense in the consolidated statements of operations over the requisite service period based on a measurement of fair value for each stock-based award. The fair value of each option granted is estimated as of the date of grant using the Black-Scholes-Merton option-pricing model, net of actual forfeitures. The fair value is amortized as compensation cost on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. The Black-Scholes-Merton option-pricing model includes various assumptions, including the fair market value of Estrella Common Stock, expected life of stock options, the expected volatility, and the expected risk-free interest rate, among others. These assumptions reflect our best estimates, but they involve inherent uncertainties based on market conditions generally outside of our control.

As a result, if other assumptions had been used, stock-based compensation expense, as determined in accordance with authoritative guidance, could have been materially impacted. Furthermore, if we use different assumptions on future grants, stock-based compensation expense could be materially affected in future periods.

We account for the fair value of equity instruments issued to non-employees using either the fair value of the services received or the fair value of the equity instrument, whichever is considered more reliable. We utilize the Black-Scholes-Merton option-pricing model to measure the fair value of options issued to non-employees.

We record compensation expense for the awards with graded vesting using the straight-line method. We recognize compensation expense over the requisite service period applicable to each individual award, which generally equals the vesting term. Forfeitures are recognized when realized.

Emerging Growth Company and Smaller Reporting Company Status

In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We previously elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Evaluation of Disclosure Controls and Procedures

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of September 30, 2024. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15 (e) and 15d-15 (e) under the Exchange Act) were not effective.

Management’s Controls Over Financial Reporting

Our disclosure controls and procedures are designed to ensure that the information we are required to disclose in reports that we file or submit under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized, and reported within the time periods specified in Securities and Exchange Commission (“SEC”) rules and forms, and that such information is accumulated and communicated to our management to allow timely decisions regarding required disclosure.

Our management, with the participation and supervision of our Chief Executive Officer and our Chief Financial Officer, have evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this quarterly report. Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that as of such date, our disclosure controls and procedures were not, in design and operation, effective as of September 30, 2024 at a reasonable assurance level due to the material weakness in internal control over financial reporting described below:

Material Weaknesses

We did not have qualified full-time personnel with appropriate levels of accounting knowledge and experience to address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP.

Significant deficiency

We did not have comprehensive written control policies in place related to complex transactions and revenue recognition, or an internal audit function to ensure the internal controls are properly designed and implemented.

A material weakness is a deficiency, or a combination of deficiencies, within the meaning of Public Company Accounting Oversight Board Auditing Standard AS 2201, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Following the identification of the material weakness, we plan to take remedial measures including:

●	hiring additional qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework

●	establishing internal audit function by engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley Act of 2002 compliance requirements and improvement of overall internal control

We believe, however, that a controls system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the controls systems are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud or error, if any, within a company have been detected.

Changes in Internal Control over Financial Reporting

The Company is in the process of implementing certain changes in its internal control over financial reporting to remediate the material weaknesses described above. The implementation of the material aspects of this plan began in the second quarter of fiscal year 2024. Additional qualified personnel with appropriate levels of accounting knowledge and experience to address U.S. GAAP accounting issues have been added to prepare and review financial statements and related disclosures under U.S. GAAP. Non-routine transactions are analyzed by in-house staff and third-party consultants to ensure proper accounting treatment. Narratives and policies for business processes that relate to financial statements have been put in place to establish proper segregation of duties and internal controls.

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

None.

ITEM 1A. RISK FACTORS

Factors that could cause our actual results to differ materially from those included in this Quarterly Report are any of the risks described under “Risk Factors” in our registration statement on Form S-1 filed with the SEC on October 10, 2023, Amendment No. 1 thereto filed on November 13, 2023 and Amendment No. 2 thereto filed on December 18, 2023, which are incorporated herein by reference. Any of these factors could result in a significant or material adverse effect on our results of operations or financial condition. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. As of the date of this Quarterly Report, there have been no material changes to the risk factors disclosed in our registration statement on Form S-1 filed with the SEC on October 10, 2023, Amendment No. 1 thereto filed on November 13, 2023 and Amendment No. 2 thereto filed on December 18, 2023, except we may disclose changes to such factors or disclose additional factors from time to time in our future filings with the SEC.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

The following table provides information with respect to repurchases of our Common Stock during each month of the quarter ended September 30, 2024.8

Issuer Purchases of Common Stock(i)

Period	Total Number of Shares Purchased	Average Price Paid Per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Dollar Value of Shares That May Yet Be Purchased Under the Plans or Programs
July 1, 2024 – July 31, 2024	98,180	$1.40	419,974	$508,482
August 1, 2024 – August 31, 2024	0	$0	419,974	$508,482
September 1, 2024 – September 30, 2024	11,749	$1.14	431,723	$495,096
Total	109,929

(i)	All shares of Common Stock repurchased during the quarter ended September 30, 2024 were made in open-market transactions pursuant to the authorization of the Company’s board of directors to repurchase up to $1,000,000 of the Company’s common stock as publicly announced in the Company’s press release issued on January 30, 2024 and included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on the same date. The authorization does not have an expiration date. While the Company anticipates as of the date hereof that it will continue to repurchase shares of Common Stock pursuant to the authorization, the Company is not obligated to repurchase any particular amount of Common Stock pursuant to the authorization and the timing, method and amount of any repurchases made pursuant to the authorization in the future may depend on market conditions and other factors.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report on Form 10-Q.

Exhibit Number	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of September 30, 2022, by and among TradeUP Acquisition Corp., Tradeup Merger Sub Inc. and Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on October 3, 2022, File No. 001-40608)
3.1	Amended and Restated Certificate of Incorporation of Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2023)
3.2	Amended and Restated Bylaws of Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2023)
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 9 to the Registration Statement on Form S-1/A filed with the SEC on July 9, 2021, File No. 333-253322)
4.2	Specimen Common Stock Certificate. (incorporated by reference to Exhibit 4.2 to Amendment No. 9 to the Registration Statement on Form S-1/A filed with the SEC on July 9, 2021, File No. 333-253322)
4.3	Specimen Warrant Certificate (included as Exhibit A to Exhibit 4.4 below)
4.4	Warrant Agreement, dated July 14, 2021, between TradeUP Acquisition Corp. and VStock Transfer, LLC, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on July 19, 2021, File No. 001-40608)
10.1	Promissory Note, dated July 25, 2022, issued by TradeUP Acquisition Corp. to Running Lion Holdings Limited (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on July 27, 2022, File No. 001-40608)
10.2	Promissory Note, dated July 25, 2022, issued by TradeUP Acquisition Corp. to Tradeup INC. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on July 27, 2022, File No. 001-40608)
10.3	Contribution Agreement, dated June 28, 2022, by and between Eureka Therapeutics, Inc. and Estrella Immunopharma, Inc. incorporated by reference to Exhibit 10.3 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 2333-267918)
10.4†	License Agreement, dated June 28, 2022, by and among Eureka Therapeutics, Inc., Eureka Therapeutics (Cayman) Ltd. and Estrella Immunopharma, Inc. incorporated by reference to Exhibit 10.4 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 2333-267918)
10.5†	Services Agreement, dated June 28, 2022, by and between Eureka Therapeutics, Inc. and Estrella Immunopharma, Inc. incorporated by reference to Exhibit 10.5 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 2333-267918)
10.6†	Collaboration Agreement, dated October 29, 2021, by and between Estrella Immunopharma, Inc. (as successor to Eureka Therapeutics, Inc.) and Imugene Limited incorporated by reference to Exhibit 10.6 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 2333-267918)
10.7	Amendment to Executive Offer Letter, by and between Estrella Immunopharma, Inc. and Dr. Cheng Liu incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed with the SEC on October 5, 2023
10.8	Amendment to Employment Agreement, by and between Estrella Immunopharma, Inc. and Jiandong (Peter) Xu incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed with the SEC on October 5, 2023
10.9	Amendment to Employment Agreement, by and between Estrella Immunopharma, Inc. and Qian (Vicky) Yang incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed with the SEC on October 5, 2023
10.10*	Support Agreement, dated September 30, 2022, by and among TradeUP Acquisition Corp., Estrella Immunopharma, Inc., TradeUP Acquisition Sponsor LLC, Tradeup INC. and the officers and directors of TradeUP Acquisition Corp. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on October 3, 2022, File No. 001-40608)

Exhibit Number	Description of Exhibit
10.11	Estrella Immunopharma, Inc. 2023 Omnibus Incentive Plan incorporated by reference to Annex C to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 2333-267918)
10.12	Estrella Biopharma, Inc. Option Grant Notice, including 2022 Equity Incentive Plan incorporated by reference to Exhibit 10.12 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 2333-267918)
10.13	Business Combination Marketing Agreement, dated July 14, 2021, among TradeUP Acquisition Corp., US Tiger Securities, Inc. EF Hutton, division of Benchmark Investments, LLC, and R. F. Lafferty & Co., Inc. (incorporated by reference to Exhibit 1.2 to the Current Report on Form 8-K filed with the SEC on July 19, 2021, File No. 001-40608)
10.14	Registration Rights Agreement, dated July 14, 2021, among TradeUP Acquisition Corp., TradeUP Acquisition Sponsor LLC and certain security holders named therein (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on July 19, 2021, File No. 001-40608)
10.15	Amendment No. 1 to Services Agreement, effective October 1, 2022, by and between Eureka Therapeutics, Inc. and Estrella Immunopharma, Inc. incorporated by reference to Exhibit 10.15 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 2333-267918)
10.16	Amendment No. 1 to License Agreement, effective October 1, 2022, by and between Eureka Therapeutics, Inc. and Estrella Immunopharma, Inc. incorporated by reference to Exhibit 10.16 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 2333-267918)
10.17	Promissory Note, dated January 19, 2023, issued by TradeUP Acquisition Corp. to TradeUP Acquisition Sponsor LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on January 24, 2023, File No. 001-40608)
10.18	Extension Promissory Note, dated January 19, 2023, issued by TradeUP Acquisition Corp. to Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on January 24, 2023, File No. 001-40608)
10.19	Extension Promissory Note, dated February 19, 2023, issued by TradeUP Acquisition Corp. to Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on February 21, 2023, File No. 001-40608)
10.20	Extension Promissory Note, dated March 17, 2023, issued by TradeUP Acquisition Corp. to Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 17, 2023, File No. 001-40608)
10.21	Extension Promissory Note, dated April 12, 2023, issued by TradeUP Acquisition Corp. to Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 13, 2023, File No. 001-40608)
10.22	Common Stock Purchase Agreement, dated as of April 20, 2023, by and between TradeUP Acquisition Corp. and White Lion Capital LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 24, 2023, File No. 001-40608)
10.23	Registration Rights Agreement, dated as of April 20, 2023, by and between TradeUP Acquisition Corp. and White Lion Capital LLC. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on April 24, 2023, File No. 001-40608)
10.24	Amendment to the Common Stock Purchase Agreement, dated as of April 26, 2023, by and between TradeUP Acquisition Corp. and White Lion Capital LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 26, 2023, File No. 001-40608)
10.25	Extension Promissory Note, dated May 19, 2023, issued by TradeUP Acquisition Corp. to Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 19, 2023, File No. 001-40608)
10.26	Promissory Note, dated June 6, 2023, issued by TradeUP Acquisition Corp. to Tradeup INC. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 6, 2023, File No. 001-40608)
10.27	Amendment No. 2 to Services Agreement, effective March 1, 2023, by and between Eureka Therapeutics, Inc. and Estrella Immunopharma, Inc. incorporated by reference to Exhibit 10.27 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 2333-267918)

Exhibit Number	Description of Exhibit
10.28	Amendment No. 2 to License Agreement, effective March 1, 2023, by and between Eureka Therapeutics, Inc. and Estrella Immunopharma, Inc. incorporated by reference to Exhibit 10.28 to the registration statement on Form S-4/A filed with the SEC on July 7, 2023 (File No. 2333-267918)
10.29	Extension Promissory Note, dated June 16, 2023, issued by TradeUP Acquisition Corp. to Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 20, 2023, File No. 001-40608)
10.30	Subscription Agreement dated September 14, 2023 by and among TradeUP Acquisition Corp. and Plentiful Limited (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 20, 2023)
10.31	Subscription Agreement dated September 14, 2023 by and among TradeUP Acquisition Corp. and Lianhe World Limited (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on September 20, 2023)
10.32	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and Lianhe World Limited (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.33	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and CoFame Investments, LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.34	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and US Tiger Securities, Inc. (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.35	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and Smart Crest International Limited (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.36	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and Yangbing Xiao (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.37	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and Yuandong Wang (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.38	Stock Transfer Agreement by and among Cheng Liu, Jiandong (Peter) Xu and Qian (Vicky) Yang, Yuandong Wang and Estrella Biopharma, Inc. (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.39	Stock Transfer Agreement by and among Cheng Liu, Jiandong (Peter) Xu and Qian (Vicky) Yang, Yangbing Xiao and Estrella Biopharma, Inc. (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.40	Stock Transfer Agreement by and among Cheng Liu, Jiandong (Peter) Xu and Qian (Vicky) Yang, Smart Crest International Limited and Estrella Biopharma, Inc. (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.41	Unsecured Promissory Note by and between Hongbin Zhang and Estrella Biopharma Inc. (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.45	Employment agreement by and between Dr. Cheng Liu and Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)

Exhibit Number	Description of Exhibit
10.46	Employment Agreement by and between Peter Xu and Estrella Immunopharma, Inc. (incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K filed with the SEC on October 5, 2023)
10.47	Registration Rights Agreement, dated as of April 20, 2023, by and between TradeUP Acquisition Corp. and White Lion Capital LLC. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on April 24, 2023, File No. 001-40608)
10.48	Amendment to the Common Stock Purchase Agreement, dated as of April 26, 2023, by and between TradeUP Acquisition Corp. and White Lion Capital LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 26, 2023, File No. 001-40608)
10.49	Private Placement Shares Purchase Agreement, dated July 14, 2021, among the Registrant, TradeUP Acquisition Sponsor LLC and Tradeup INC. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on July 19, 2021)
10.50	Securities Subscription Agreement, between the Registrant and the sponsor dated February 12, 2021 (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 filed with the SEC on July 9, 2021 File No. 333-253322)
10.51	Securities Subscription Agreement, between the Registrant and Tradeup INC. dated February 12, 2021 (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 filed with the SEC on July 9, 2021 File No. 333-253322)
10.52	Form of Share Purchase Agreement between the Registrant and the founders (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 filed with the SEC on June 11, 2021 File No. 333-253322)
10.53	Letter Agreement, dated July 14, 2021, among the Registrant, TradeUP Acquisition Sponsor LLC, Tradeup INC. and certain security holders named therein (incorporated by reference to Exhibit 10.1 to the Current Report on 8-K filed with the SEC on July 19, 2021 File No. 001-40608)
10.54	Statement of Work No. 001, dated and effective as of March 4, 2024, between Estrella Biopharma, Inc., Eureka Therapeutics, Inc. and Estrella Immunopharma, Inc. (incorporated by reference to exhibit 10.1 to the Current Report on 8-K filed with the SEC on March 7, 2024 File No. 001-40608)
10.55	Amendment No. 1 to Statement of Work No. 001, dated May 13, 2024 and effective as of March 4, 2024, by and among Estrella Biopharma, Inc., Eureka Therapeutics, Inc. and Estrella Immunopharma, Inc. (incorporated by reference to exhibit 10.1 to the Current Report on 8-K filed with the SEC on May 13, 2024 File No. 001-40608)
31.1**	Certification of Principal Executive Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2**	Certification of Principal Financial Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS	Inline XBRL Instance Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.

†	Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

**	These certifications are furnished to the SEC pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESTRELLA IMMUNOPHARMA, INC.

By:	/s/ Cheng Liu
Name:	Cheng Liu
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Quarterly Report has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Cheng Liu	Principal Executive Officer and Chairman	November 14, 2024
Cheng Liu	(Principal Executive Officer)

/s/ Peter Xu	Principal Financial Officer	November 14, 2024
Peter Xu	(Principal Financial Officer and Principal Accounting Officer)